                         [Exhibit 2.1]




                  AGREEMENT AND PLAN OF MERGER

                          BY AND AMONG

                    REGIONAL BANCSHARES, INC.

                 MERCANTILE BANCORPORATION INC.

                               AND

                         AMERIBANC, INC.

                        TABLE OF CONTENTS

ARTICLE 1
    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2
    MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .3
    2.1    The Merger. . . . . . . . . . . . . . . . . . . . . .3
    2.2    Conversion of Securities. . . . . . . . . . . . . . .3
    2.3    Parent Stock Adjustment . . . . . . . . . . . . . . .4
    2.4    Closings; Effective Times . . . . . . . . . . . . . .4
    2.5    Effect of Merger. . . . . . . . . . . . . . . . . . .5
    2.6    Exchange of Shares. . . . . . . . . . . . . . . . . .5
    2.7    Funding of Exchange Agent.. . . . . . . . . . . . . .8
    2.8    Charter and Bylaws. . . . . . . . . . . . . . . . . .8
    2.9    Directors and Officers. . . . . . . . . . . . . . . .8
    2.10   Tax Free Reorganization.. . . . . . . . . . . . . . .8

ARTICLE 3
    REPRESENTATIONS AND WARRANTIES OF REGIONAL BANCSHARES  . . .9
    3.1    Organization, Good Standing and Capital Stock . . . .9
    3.2    Regional Bancshares Subsidiaries. . . . . . . . . . 10
    3.3    Bank of Alton Subsidiaries. . . . . . . . . . . . . 10
    3.4    Corporate Authorizations. . . . . . . . . . . . . . 10
    3.5    Corporate Documents . . . . . . . . . . . . . . . . 10
    3.6    Regulatory Reports. . . . . . . . . . . . . . . . . 10
    3.7    Governmental Regulation . . . . . . . . . . . . . . 11
    3.8    Compliance with Laws. . . . . . . . . . . . . . . . 11
    3.9    Regional Bancshares and Bank of Alton Consolidated
           Financial Statements. . . . . . . . . . . . . . . . 11
    3.10   Title to Properties . . . . . . . . . . . . . . . . 12
    3.11   Use and Condition of Property . . . . . . . . . . . 13
    3.12   Loans; Loan Loss Reserve. . . . . . . . . . . . . . 13
    3.13   Employees.  . . . . . . . . . . . . . . . . . . . . 15
    3.14   Indebtedness to and from Officers, Directors and
           Others. . . . . . . . . . . . . . . . . . . . . . . 15
    3.15   Absence of Conflicts. . . . . . . . . . . . . . . . 16
    3.16   Litigation. . . . . . . . . . . . . . . . . . . . . 16
    3.17   Contracts . . . . . . . . . . . . . . . . . . . . . 16
    3.18   Insurance . . . . . . . . . . . . . . . . . . . . . 17
    3.19   Conduct . . . . . . . . . . . . . . . . . . . . . . 17
    3.20   Fiduciary Responsibilities. . . . . . . . . . . . . 18
    3.21   FDIC Insurance. . . . . . . . . . . . . . . . . . . 18
    3.22   Large Deposits. . . . . . . . . . . . . . . . . . . 18
    3.23   Broker. . . . . . . . . . . . . . . . . . . . . . . 19
    3.24   Labor . . . . . . . . . . . . . . . . . . . . . . . 19

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    3.25   Intellectual or Other Intangible Property.. . . . . 19
    3.26   Environmental Matters . . . . . . . . . . . . . . . 20
    3.27   Tax Matters . . . . . . . . . . . . . . . . . . . . 20
    3.28   Employee Benefit Plans. . . . . . . . . . . . . . . 22
    3.29   Alien Employment Eligibility. . . . . . . . . . . . 25
    3.30   Material Adverse Change.. . . . . . . . . . . . . . 25
    3.31   Absence of Undisclosed Liabilities. . . . . . . . . 25
    3.32   Interest Rate Risk Management Instruments.. . . . . 26
    3.33   West Pointe Common. . . . . . . . . . . . . . . . . 26

ARTICLE 4
    REPRESENTATIONS AND WARRANTIES OF MERCANTILE . . . . . . . 26
    4.1    Mercantile Organization, Good Standing and Capital
           Stock . . . . . . . . . . . . . . . . . . . . . . . 26
    4.2    Merger Sub Organization, Good Standing and Capital
           Stock . . . . . . . . . . . . . . . . . . . . . . . 28
    4.3    Authorization . . . . . . . . . . . . . . . . . . . 28
    4.4    Consolidated Financial Statements of Mercantile . . 29
    4.5    Mercantile Reports. . . . . . . . . . . . . . . . . 29
    4.6    Compliance with Laws and Agreements . . . . . . . . 30
    4.7    Shares to be Issued in Merger . . . . . . . . . . . 30
    4.8    Litigation. . . . . . . . . . . . . . . . . . . . . 30
    4.9    Information in Proxy Statement and Registration
           Statement . . . . . . . . . . . . . . . . . . . . . 31
    4.10   Material Adverse Change . . . . . . . . . . . . . . 31

ARTICLE 5
    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 31
    5.1    Joint Covenants . . . . . . . . . . . . . . . . . . 31
           5.1(a)  Truth and Completeness of Representations and
             Warranties. . . . . . . . . . . . . . . . . . . . 31
           5.1(b)  Best Efforts. . . . . . . . . . . . . . . . 32
           5.1(c)  Cooperation/Inspection. . . . . . . . . . . 32
           5.1(d)  Consents. . . . . . . . . . . . . . . . . . 32
           5.1(e)  Access and Information. . . . . . . . . . . 32
    5.2    Expenses. . . . . . . . . . . . . . . . . . . . . . 33
    5.3    Covenants of Regional Bancshares. . . . . . . . . . 34
           5.3(a)  Regional Bancshares Shareholder Approval. . 34
           5.3(b)  Conduct of Business Pending Merger. . . . . 34
           5.3(c)  Implementation of Policies. . . . . . . . . 38
           5.3(d)  Financial Statements to be Delivered. . . . 38
           5.3(e)  Financial and Call Reports. . . . . . . . . 38
           5.3(f)  Environmental Matters . . . . . . . . . . . 39
           5.3(g)  Conforming Entries. . . . . . . . . . . . . 40
           5.3(h)  Additional Actions. . . . . . . . . . . . . 41
    5.4    Covenants of Mercantile and Merger Sub. . . . . . . 41
           5.4(a)  Approval. . . . . . . . . . . . . . . . . . 41

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           5.4(b)  Payment of Consideration. . . . . . . . . . 41
           5.4(c)  Registration of Securities and Preparation of
                    Proxy Statement. . . . . . . . . . . . . . 41
           5.4(d)  Other Filings and Appeals.. . . . . . . . . 42
           5.4(e)  Employee Benefit Plans. . . . . . . . . . . 43
           5.4(f)  Directors' and Officers' Indemnity. . . . . 43

ARTICLE 6
    CONDITIONS PRECEDENT TO THE MERGER . . . . . . . . . . . . 44
    6.1    Conditions and Obligations of Mercantile, Merger Sub
           and Regional Bancshares to the Merger . . . . . . . 44
           6.1(a)  Approval by Regional Bancshares
                   Stockholders. . . . . . . . . . . . . . . ..44
           6.1(b)  Regulatory Authority Approval . . . . . . . 44
           6.1(c)  No Proceedings, Etc.. . . . . . . . . . . . 45
           6.1(d)  Registration Statement. . . . . . . . . . . 45
           6.1(e)  Listing on Stock Exchange.. . . . . . . . . 45
           6.1(f)  Tax Opinion.. . . . . . . . . . . . . . . . 45
    6.2    Conditions to Obligations of Mercantile to the
           Merger. . . . . . . . . . . . . . . . . . . . . . . 45
           6.2(a)  Representations, Warranties and Covenants . 45
           6.2(b)  Officers' Certificates. . . . . . . . . . . 46
           6.2(c)  No Material Adverse Change. . . . . . . . . 46
           6.2(d)  Legal Opinion.. . . . . . . . . . . . . . . 46
    6.3    Conditions to Obligations of Regional Bancshares to
           the Merger. . . . . . . . . . . . . . . . . . . . . 46
           6.3(a)  Representations, Warranties and Covenants.. 46
           6.3(b)  Officers' Certificates. . . . . . . . . . . 46
           6.3(c)  No Material Adverse Change. . . . . . . . . 46
           6.3(d)  Legal Opinion.. . . . . . . . . . . . . . . 47
           6.3(e)  Effective Registration Statement. . . . . . 47

ARTICLE 7
    ABANDONMENT AND TERMINATION OF THE MERGER. . . . . . . . . 47
    7.1    Termination . . . . . . . . . . . . . . . . . . . . 47
    7.2    Procedure for Termination . . . . . . . . . . . . . 48
    7.3    Return of Information . . . . . . . . . . . . . . . 48
    7.4    Effect of Termination . . . . . . . . . . . . . . . 48

ARTICLE 8
    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . 49
    8.1    Notice. . . . . . . . . . . . . . . . . . . . . . . 49
    8.2    Amendments. . . . . . . . . . . . . . . . . . . . . 50
    8.4    Benefit and Binding Effect. . . . . . . . . . . . . 50
    8.5    Governing Law . . . . . . . . . . . . . . . . . . . 50
    8.6    Whole Agreement . . . . . . . . . . . . . . . . . . 50
    8.7    Counterparts. . . . . . . . . . . . . . . . . . . . 51
    8.8    Reliance on Headings. . . . . . . . . . . . . . . . 51

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GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . . 55

EXHIBIT A
    OPINION OF COUNSEL
    FOR REGIONAL BANCSHARES. . . . . . . . . . . . . . . . . . 58

EXHIBIT B
    OPINION OF COUNSEL . . . . . . . . . . . . . . . . . . . . 58

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                  AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of the 23rd day of August, 1996, is made among Mercantile
Bancorporation Inc., a Missouri corporation ("Mercantile"),
Ameribanc, Inc. a Missouri corporation and wholly owned subsidiary of Mercantile ("Merger Sub"), and Regional Bancshares, Inc.
("Regional Bancshares"), an Illinois corporation.

                  W  I  T  N  E  S  S  E  T  H:

    WHEREAS, subject to the terms and conditions herein, the parties deem it advisable and in the best interests of their respective stockholders that Regional Bancshares be merged into Merger Sub with Merger Sub as the Surviving corporation (the "Merger"), with all issued and outstanding Regional Bancshares common stock being converted into the right to receive the Merger Consideration (as defined herein);

    WHEREAS, the parties hereto have agreed upon the terms and provisions of such transaction and desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

    NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto do agree each with the other as follows:


                         ARTICLE 1
                        DEFINITIONS

    1.1 "Benefit Plan" shall constitute (i) an employee benefit plan as defined in Section 3(3) of ERISA, together with all regulations thereunder, even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of Regional Bancshares, Bank of Alton or any affiliates thereof or their beneficiaries or dependents, (b) a multi-employer plan as defined in Section 3(37) of ERISA, or (c) a multiple employer plan as defined in Section 413 of the Code.


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    1.2    "Business Day" means any day which is not a Saturday,
Sunday or a day on which banking institutions in Illinois or Missouri are authorized or obligated by law or executive order to close.

    1.3 "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

    1.4 "Environmental Laws" means any current federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sec. 9601, et seq; the Resource Conservation and Recovery Act, as
-- ---
amended, 42 U.S.C. Sec. 6901, et seq; the Clean Air Act,
                              -- ---
as amended, 42 U.S.C. Sec. 7401, et seq; the Federal
                                 -- ---
Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq; the Toxic Substances Control Act, as amended, 15
-- ---
U.S.C. Sec. 2601, et seq; the Emergency Planning and
                  -- ---
Community Right to Know Act, 42 U.S.C. Sec. 11001, et seq;
                                                   -- ---
the Safe Drinking Water Act, 42 U.S.C. Sec. 300f, et seq;
                                                  -- ---
and all comparable state and local laws; and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

    1.5    "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

    1.6 "Intellectual Property" means patents, trademarks, trade names, corporate names, service marks, copyrights, and copyrighted works; registrations thereof and applications therefor; trade secrets, software, firmware, programs, inventions, processes, and items of proprietary know-how, information or data; and licenses, sublicenses, assignments, and agreements in respect of any of the foregoing; in each case as used by or licensed or assigned by or to Regional Bancshares or Bank of Alton.

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

    1.7 "Materials of Environmental Concern" means pollutants, contaminants, wastes, radioactive materials or wastes, hazardous wastes, hazardous substances, asbestos and any material containing asbestos, medical wastes, toxic substances, petroleum products and wastes, and any other materials regulated under Environmental Laws.

    1.8 "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, bank, and franchise taxes imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof; and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.


                           ARTICLE 2
                            MERGER

    2.1    The Merger. Subject to the satisfaction of the
           ----------
terms and conditions of this Agreement, including, without limitation, receipt of all requisite governmental and stockholder approvals, at the Merger Effective Time (as defined below), subject to the satisfaction of the terms and conditions of this Agreement, Regional Bancshares shall be merged with and into Merger Sub in accordance with the provisions of the general corporation laws of the States of Missouri and Illinois with Merger Sub as the surviving corporation ("Surviving Corporation"); each share of the common stock of Regional Bancshares, $10.00 par value ("Regional Bancshares Common") issued and outstanding immediately prior to the Merger Effective Time shall thereupon and without further action be converted into the right to receive the Merger Consideration (as defined below) in the manner specified herein. As of the Merger Effective Time, the separate existence of Regional Bancshares shall cease.

    2.2    Conversion of Securities.   At the Merger
           ------------------------
Effective Time, by virtue of the Merger and without any action on the part of Mercantile, Merger Sub, Regional Bancshares or the holder of any of the following securities:

           (a) Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

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

           (b) Subject to Sections 2.3 and 2.5(d) hereof, each share of common stock, $10.00 par value of Regional Bancshares ("Regional Bancshares Common") issued and outstanding at the Merger Effective Time shall cease to be outstanding and shall be converted into the following:

             (i)  the right to receive an amount in cash (the
           "Cash Distribution") equal to $485.76;

             (ii) the right to receive 23.7123 shares of Mercantile common stock, $5.00 par value, and the associated "Rights" under the "Rights Agreement," as those terms are defined in Section 4.1 hereof (collectively, "Mercantile Common") (the "Stock Distribution" ; and

             (iii) the right to receive 0.4838 shares of the Common Stock of West Pointe Bank & Trust Company ("West Point Common") held of record by Regional Bancshares as of the date hereof (the "West Pointe Consideration" and collectively with the Cash Consideration and Stock Consideration, the "Merger Consideration").

    2.3    Parent Stock Adjustment.  If prior to the Merger
           -----------------------
Effective Time Mercantile and/or West Pointe Bank & Trust Company shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine Mercantile Common and/or West Pointe Common, as appropriate, or declare a dividend or make a distribution on Mercantile Common in any security convertible into Mercantile Common and/or West Pointe Common, as appropriate, adjustment or adjustments will be made to the Stock Distribution and/or West Pointe Consideration, as appropriate.

    2.4    Closings; Effective Times.  A closing for the
           -------------------------
Merger (the "Merger Closing") shall take place at 10:00 a.m. on a day within forty-five (45) days, as mutually agreed by the parties, following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article 6 of this Agreement at the offices of Bryan Cave LLP, 211 North Broadway, St. Louis, Missouri 63102 or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Merger Closing, there shall be delivered to Regional Bancshares and Mercantile the opinions, certificates and other documents required to be delivered under Article 6 hereof. At the Merger Closing, the parties shall exchange the certificates specified in Article 6 and shall execute an appropriate certificate of merger and such other documents as may be deemed necessary or advisable in the opinion of Mercantile to effectuate the Merger as promptly as practicable. At or after the Merger Closing, the parties shall cause their representatives to file the Agreement or such certificate of merger with the appropriate authority and shall take such other actions as may be deemed necessary or advisable in the opinion of Mercantile to effectuate the Merger. The "Merger Effective Time" shall occur upon the issuance of the certificate of merger by the Secretaries of the States of Missouri and Illinois.

    2.5    Effect of Merger.  The Surviving Corporation
           -----------------
shall have the name "Ameribanc, Inc." and shall possess all rights, privileges, powers and franchises and shall be subject to all restrictions, liabilities and duties of Merger Sub and Regional Bancshares; and the rights, privileges, powers and franchises of Merger Sub and Regional Bancshares, and all property, real, personal and mixed, and all debts due Merger Sub or Regional Bancshares, as well as for all other things in action or belonging to Merger Sub and Regional Bancshares, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of Merger Sub and Regional Bancshares, and the title to any real estate vested by deed or otherwise, under the laws of any state or jurisdiction, in Merger Sub or Regional Bancshares, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Merger Sub or Regional Bancshares shall be preserved unimpaired, and all respective debts, liabilities and duties of Merger Sub or Regional Bancshares shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of Regional Bancshares or otherwise to carry out the provisions hereof, the proper officers and directors of Regional Bancshares immediately prior to the Merger Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the provisions hereof. The Surviving Corporation shall be governed by the laws of the State of Missouri.

    2.6    Exchange of Shares.  From and after the Merger
           -------------------
Effective Time and as and when required by the provisions of this Agreement, Mercantile shall issue the Merger Consideration in the form of cashand shares of Mercantile Common to stockholders of Regional Bancshares pursuant to the provisions hereinafter set forth. The manner of converting the shares of Regional Bancshares Common shall be as follows:

           2.6(a)  At the Merger Effective Time, each share of
Regional Bancshares Common outstanding immediately prior to the Merger Effective Time (other than (i) any Regional Bancshares
Common shares held by Mercantile or any corporate affiliate, with the exception of shares held in a fiduciary capacity or in satisfaction of a debt previously contracted in good faith or
(ii) shares held by a holder who has made a demand for appraisal and payment in accordance with applicable law and who has not voted for the Merger) shall thereupon, and without further action on the part of the holder thereof, be converted into the right to receive the Merger Consideration, as set forth in Section 2.2 hereof. Each share of Regional Bancshares Common held in the treasury of Regional Bancshares or owned by Mercantile at the Merger Effective Time (other than those specifically described in (i) and (ii) of the immediately preceding sentence) shall be cancelled.

           2.6(b) Within 2 Business Days after the Merger Effective Time, the Surviving Corporation or an exchange agent appointed by the Surviving Corporation (the "Exchange Agent") shall send or cause to be sent to each holder of record of a certificate or certificates which as of the Merger Effective Time represented outstanding shares of Regional Bancshares Common (the "Certificates") a form letter of transmittal which shall specify instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the surrender of a Certificate for cancellation to the Exchange Agent (or a lost certificate affidavit or bond in a form reasonably acceptable to the Exchange Agent), together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (w) the Cash Distribution multiplied by the number of shares of Regional Bancshares Common theretofore represented by the Certificate so surrendered, (x) a certificate or certificates representing the Stock Distribution multiplied by the number of shares of Regional Bancshares Common theretofore represented by the Certificate so surrendered, (y) a certificate or certificates representing the West Pointe Consideration multiplied by the number of shares of Regional Bancshares Common theretofore represented by the Certificate so surrendered, plus (z) an amount of cash as provided in subsection (d) below for any fractional shares of Mercantile Common and/or West Pointe Common, as appropriate, which such holder would otherwise be entitled to receive, and the Certificate so surrendered shall forthwith be cancelled.

           2.6(c) No dividends or other distributions declared after the Merger Effective Time with respect to Mercantile Common payable to holders of record after the Merger Effective Time shall be paid to the holder of any unsurrendered Certificate evidencing ownership of shares of Regional Bancshares Common represented thereby until the holder of record shall surrender such Certificate. Until so surrendered and exchanged, each such outstanding Certificate shall, for all purposes, other than the payment of dividends or other distributions, if any, to holders of record of shares of Mercantile Common, evidence the right to ownership of the shares of Mercantile Common into and for which such shares have been so converted; provided, however, that upon surrender of a Certificate, there shall be paid to the record holder or holders of such Certificate, the amount, without interest thereon, of such dividends and other distributions, if any, which theretofore have become payable with respect to the number of whole shares of Mercantile Common represented by such Certificate.

           2.6(d)  No fractional shares of Mercantile Common
shall be issued upon the surrender or exchange of Certificates which prior to the Merger Effective Time shall have represented any shares of Regional Bancshares Common; no dividend or
distribution of Mercantile shall relate to any fractional share interest; and fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of
Mercantile.  Instead, each holder of shares of Regional
Bancshares Common having a fractional interest arising upon the conversion or exchange of such shares pursuant to the Merger shall, at the time of surrender of the Certificate or
Certificates theretofore representing Regional Bancshares Common, be paid by Mercantile an amount in cash (without interest)
determined by multiplying the fractional share interest to which such holder otherwise would be entitled by the average of the closing stock price of Mercantile Common on The New York Stock
Exchange Composite Tape as reported in The Wall Street Journal
                                       -----------------------
for the five trading days prior to the date on which this Agreement is executed. The fractional share interests of each stockholder will be aggregated such that no stockholder will receive cash in lieu of fractional share interests in an amount greater than one full share of Mercantile Common.

    In the event West Pointe Bank & Trust Company shall not issue certificates representing fractional shares of West Pointe Common upon the request of the Exchange Agent therefore, the holder of Regional Bancshares Common entitled to such fractional interest shall, at the time of surrender of the Certificate or Certificates theretofore representing Regional Bancshares Common, be paid by Mercantile an amount in cash (without interest) determined by multiplying the fractional share interest to which such holder otherwise would be entitled by $30.00. The fractional share interests of each stockholder will be aggregated such that no stockholder will receive cash in lieu of fractional shares interests in an amount greater than one full share of West Pointe Common.

           2.6(e) All rights to receive (i) shares of Mercantile Common into and for which shares of Regional Bancshares Common shall have been converted and exchanged pursuant to this Agreement, (ii) cash , and (iii) West Pointe Common shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to such converted and exchanged shares of Regional Bancshares Common.

           2.6(f) At the Merger Effective Time, Regional Bancshares shall deliver a certified copy of a list of its stockholders to Mercantile, after which there shall be no further registration of transfers on the stock transfer books of Regional Bancshares of the shares of Regional Bancshares Common which were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, Certificates representing such shares of Regional Bancshares Common are presented to Mercantile, they shall be cancelled and exchanged for cash and certificates representing shares of Mercantile Common as provided in this Agreement.

           2.6(g) If any cash and any certificate representing shares of Mercantile Common or West Pointe Common is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the Certificate so surrendered shall be properly endorsed, accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer.

           2.6(h) If there are appraisal rights available under applicable law with respect to shares of Regional Bancshares Common as a result of the Merger, then each such share of Regional Bancshares Common as to which a legally sufficient demand for appraisal has been made in accordance with the applicable law and which was not voted in favor of, or the record holder of which did not consent in writing to, the Merger, shall not be converted into or represent a right to receive the Merger Consideration pursuant to this Agreement unless and until the holder of such share shall have failed to perfect or shall have effectively withdrawn or lost the right to appraisal of and payment for such shares, at which time such holder's shares shall be converted into the right to receive the Merger Consideration in accordance with the terms of this Agreement and the applicable law.

    2.7    Funding of Exchange Agent.  Mercantile shall
           --------------------------
deliver to the Exchange Agent from time to time as needed by the Exchange Agent an amount in cash necessary to pay the cash portion of the Merger Consideration and to pay the cash in lieu of fractional shares payable for certificates theretofore representing shares of Regional Bancshares Common.

    2.8    Charter and Bylaws.  On and after the Merger
           -------------------
Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall remain the Articles of Incorporation and Bylaws of Merger Sub immediately prior to the Merger
Effective Time until further amended in accordance with applicable law.

    2.9    Directors and Officers.  On and after the Merger
           -----------------------
Effective Time, the officers and directors of the Surviving Corporation shall remain the officers and directors of Merger Sub in office as of the Merger Effective Time, and shall hold such offices in the Surviving Corporation which they held in Merger Sub as of the Merger Effective Time, until their successors are elected or appointed in accordance with the Bylaws of the Surviving Corporation and shall have been duly qualified.

    On and after the Merger Effective Time, the directors and officers of the Surviving Corporation shall have the right to act in any respect as directors and officers for Regional Bancshares or Merger Sub in order to perfect in the Surviving Corporation the effects of the Merger set forth in Section 2.5 hereof.

    2.10   Tax Free Reorganization.  The parties intend to
           ------------------------
adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(D) of the Code. The parties shall not take a position on any tax return inconsistent with this Section 2.10.

                             ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF REGIONAL BANCSHARES

    Regional Bancshares represents and warrants to Mercantile as of the date first written above, and continuing to the Merger
Closing, as follows:

    3.1    Organization, Good Standing and Capital Stock.
           ---------------------------------------------
Regional Bancshares is a corporation and Bank of Alton is a banking corporation, in each case duly organized, validly existing and in good standing under the laws of the State of Illinois and have all requisite power and authority (corporate or other) to (i) enter into this Agreement and to perform the obligations hereunder and thereunder on its part to be performed and (ii) own, operate and lease their properties and carry on their businesses as they are now being conducted in each jurisdiction where their business is being conducted. Regional
Bancshares and Bank of Alton are duly qualified and in good standing in each jurisdiction where the character of the properties owned or leased by them or the nature of the business transacted by them requires that they be qualified to do business. Regional Bancshares is a bank holding company duly registered with the Federal Reserve Board under the Bank Holding
Company Act of 1956, as amended (the "Act"). The authorized capital stock of Regional Bancshares consists entirely of 30,000 shares of Common Stock, par value $10.00 per share, of which 25,321 shares are issued and outstanding. All of such shares are validly issued, fully paid and nonassessable. The authorized capital stock of Bank of Alton consists entirely of 30,000 shares of Common Stock, par value $12.00 per share ("Bank of Alton
Common"), of which 30,000 shares are issued and outstanding. All of such shares are validly issued, fully paid and nonassessable.
Regional Bancshares owns 100% of the outstanding shares of Bank of Alton Common of record and beneficially, free and clear of any liens, pledges, security interests, charges or other encumbrances. Neither Regional Bancshares or Bank of Alton have any authorized shares of preferred stock. Neither Regional
Bancshares Common or Bank of Alton Common is subject to any restriction on transfer under their respective Certificates or Articles of Incorporation or Bylaws or any contract, indenture, agreement or instrument by which they are bound. Neither
Regional Bancshares nor Bank of Alton has issued or granted nor is either a party to any outstanding warrants, options, rights, calls or commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the capital stock of Regional Bancshares or Bank of Alton, whether issued or unissued, or securities convertible into capital stock of Regional Bancshares or Bank of Alton, whether issued or unissued. Neither Regional Bancshares or Bank of Alton is a party to, or bound by, any contract, indenture, agreement or instrument or any note, debenture, bond or other security, under the terms of which, or pursuant to which, their right to declare or pay dividends on its capital is restricted.

    3.2    Regional Bancshares Subsidiaries.  Except for
           --------------------------------
Bank of Alton, Regional Bancshares does not own or control, directly or indirectly, a 5% or more equity interest in any corporation, bank or other entity.

    3.3    Bank of Alton Subsidiaries.  Bank of Alton does
           --------------------------
not own or control, directly or indirectly, a 5% or more equity interest in any corporation, bank or other entity.

    3.4    Corporate Authorizations.  Except for the
           ------------------------
shareholder vote provided for in Section 5.3(a), the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Regional Bancshares. This Agreement has been duly executed and delivered by Regional Bancshares. Assuming due authorization, execution and delivery by Mercantile and Merger Sub, this Agreement constitutes the valid, binding and enforceable obligation of Regional Bancshares, except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies.

    3.5    Corporate Documents.  True and correct copies of
           -------------------
the Certificate or Articles of Incorporation and Bylaws of Regional Bancshares and Bank of Alton, certified by the appropriate officer of Regional Bancshares or Bank of Alton, as the case may be, have been delivered to Mercantile prior to the date hereof and except as set forth in the such documents, have not been amended since such certification. The corporate record books, transfer books and stock ledgers of Regional Bancshares and Bank of Alton are complete and accurate in all material respects.

    3.6    Regulatory Reports.  Regional Bancshares and Bank
           ------------------
of Alton have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with (i) the Federal Reserve Board, (ii) the Federal Depository Insurance Company (the "FDIC") and (iii) the Commissioner of Banks and Real Estate of
the State of Illinois (the "Commissioner") and all other material reports and statements required to be filed by them, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the Federal Reserve Board, the FDIC or the State of Illinois (collectively, the "Regional Bancshares Reports") and have paid all fees or assessments due and payable in connection therewith. The
Regional Bancshares Reports comply in all material respects as to form and content with applicable law. To the extent permitted by law, Mercantile has been furnished with a copy of any report or statement by any federal, state or local government agency, commission or other entity available to Regional Bancshares relating to an examination of Bank of Alton within the past five years. Except as set forth on Schedule 3.6 (Regulatory
                               ------------
Matters), there is no unresolved violation, criticism or exception of a material nature by the Federal Reserve Board, the FDIC, the Commissioner, or other agency, commission or entity with respect to any report or statement referred to in this Section.

    3.7    Governmental Regulation.  Regional Bancshares and
           -----------------------
Bank of Alton hold all licenses, certificates, permits, franchises, patents, trademarks, service marks, trade names, copyrights or rights thereto, and adequate authorizations, approvals, consents, licensing, clearances and orders of and registrations with all appropriate federal, state or other authorities necessary for the conduct of their business as now conducted and as presently proposed to be conducted.

    3.8    Compliance with Laws and Agreements.  Neither
           ------------------------------------
Regional Bancshares nor Bank of Alton is in violation of any provision of its Articles or Certificate of Incorporation, Articles of Association or Bylaws or any note, bond, indenture, mortgage, deed of trust, loan agreement, or any other agreement to which it is a party or by which it is bound or to which any of its properties or assets is subject, other than such defaults or violations as would not (singly or in the aggregate) have a material adverse effect on the business, operations, prospects or financial condition of Regional Bancshares or Bank of Alton, taken as a whole, nor is Regional Bancshares or Bank of Alton, in violation of any statute, rule, regulation, order, writ, decree, or injunction of any court or governmental agency or any body having jurisdiction over them or any of their respective properties (collectively "Laws") which, if enforced, could have (singly or in the aggregate) a material adverse effect on the business, operations, prospects or financial condition of Regional Bancshares and Bank of Alton taken as whole. Except as set forth on Schedule 3.8 (Compliance with Laws and
             ------------
Agreements), neither Regional Bancshares nor Bank of Alton has received any inquiry or statement from any regulatory agency or other governmental official relating to its compliance with any of the Laws.

    3.9    Regional Bancshares and Bank of Alton Consolidated
           --------------------------------------------------
Financial Statements
--------------------

           3.9(a)  Attached hereto as Schedule 3.9 (Regional
                                      ------------
Financial Statements) are copies of the following financial statements:

             3.9(a)(i) Audited, consolidated balance sheet of Regional Bancshares as of December 31, 1995, related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended, together with the notes thereto certified by Regional Bancshares's independent auditors;

             3.9(a)(ii) Audited, balance sheets of Bank of Alton as of December 31, 1994 and 1993 and related statements of income, changes in shareholders' equity and cash flows for the two-year period ended
December 31, 1994;

             3.9(a)(iii) Unaudited, consolidated balance sheets of Regional Bancshares as of June 30, 1996 and 1995, and related consolidated statements of income and cash flows for the six-month periods ended June 30, 1996 and 1995;

             3.9(a)(iv)  Form FR Y-6 reports of Regional
Bancshares as of December 31, 1995, 1994 and 1993 and all Forms
FR Y-6A, FR Y-9LP, FR Y-9SP and FR Y-9C, as appropriate, filed with the Federal Reserve Board during the period beginning
January 1, 1993, and ending on the date hereof; and

             3.9(a)(v)  Consolidated Reports of Condition and
Income for Bank of Alton for the fiscal years ended December 31, 1995, 1994 and 1993 and for the six-month period ended June 30, 1996.

           3.9(b) The financial statements document referenced in Schedule 3.9 are referred to collectively as the "Regional Financial Statements." The Regional Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") or, as to the financial statements referenced in subsections (a) (iv) and (v) above, regulatory accounting principles, consistently applied during the periods involved, and present fairly in all material respects the consolidated financial positions of Regional Bancshares and Bank of Alton, as the case may be, at the dates thereof and the consolidated results of operations and cash flows of Regional Bancshares and Bank of Alton, as the case may be, for the periods stated therein.

           3.9(c) Regional Bancshares and Bank of Alton have each prepared, kept and maintained through the date hereof true, correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditionsand results of operations and cash flows.

    3.10   Title to Properties.  Except as set forth in
           --------------------
Schedule 3.10 (Real Property), Regional Bancshares and Bank
-------------
of Alton have good and marketable title to all of their respective properties and assets, tangible and intangible, real and personal, free and clear of all mortgages, liens, pledges, security interests, charges or encumbrances. There exists no restriction on the transfer of any such properties or assets other than any restrictions resulting from investments being designated as "Held to Maturity." Included in Schedule 3.10
                                               -------------
is a complete and accurate list, with legal description, of each parcel of real estate owned or leased by Regional Bancshares and Bank of Alton. Neither Regional Bancshares nor Bank of Alton has any obligation to acquire any interest in any real property other than those described in Schedule 3.10. The real and personal
                        -------------
properties and assets held under lease by Regional Bancshares and Bank of Alton are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such properties and assets by Regional Bancshares and Bank of Alton. No consent is necessary under the terms of any such lease in connection with the consummation of the transactions contemplated hereby.

    3.11   Use and Condition of Property and Assets.  All of
           ---------------------------------------
the property and assets of Regional Bancshares and Bank of Alton are in suitable operating condition and repair as required for their current use and conform to all applicable laws, and no notice of any violation of any law, statute, ordinance, or regulation relating to any of such property or assets has been received by Regional Bancshares or Bank of Alton except such as have been fully complied with. All improvements located on, and the use presently being made of all real property materially comply with all applicable zoning and building code ordinances and all applicable fire, occupational safety and health standards and similar rules established by law or regulation and the same use thereof by Mercantile or Merger Sub will not result in any violation of any such code, ordinance, or standard.

    There is no pending or, to Regional Bancshares' knowledge, threatened condemnation proceeding or similar action affecting the property of Regional Bancshares or Bank of Alton or with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would adversely affect the business or assets of Regional Bancshares or Bank of Alton.

    3.12   Loans; Loan Loss Reserve.  All loans and loan
           -------------------------
commitments extended by Regional Bancshares or Bank of Alton
(collectively, the "Regional Bancshares Loans") were made in accordance with customary lending standards of Bank of Alton in the ordinary course of business, which standards have been
disclosed to Mercantile.  The consolidated loan loss reserve as of June 30, 1996 (as defined in the instructions for the Call
Reports) of Bank of Alton is at least $1,467,000.  Set forth in
Schedule 3.12 (Loans and Investments), is a true, correct and
-------------
complete listing, as of the date hereof, by account of (i) all
Regional Bancshares Loans in excess of $50,000 which have been accelerated during the past twelve months; (ii) all loans
commitments or lines of credit in excess of $50,000 which have been terminated by Regional Bancshares or Bank of Alton during the past twelve months by reason of default or adverse
developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loan commitments and lines of credit in excess of $50,000 as to which Regional Bancshares or Bank of Alton has given written notice of its intent to terminate during the past twelve months;
(iv) with respect to all Regional Bancshares Loans in excess of
$50,000, all notification letters and other written
communications from Regional Bancshares or Bank of Alton to any of their respective borrowers, customers or other parties during the past twelve months wherein Regional Bancshares or Bank of
Alton has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer, or other party which has notified Regional Bancshares
or Bank of Alton during the past twelve months of, or has asserted against, in writing, any "lender liability" or similar claim, and, to the best knowledge of Regional Bancshares, each borrower, customer or other party which has given any oral notification of, or orally asserted against Regional Bancshares or Bank of Alton, any such claim;
(vi) all Regional Bancshares Loans in excess of $50,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status,
(C) that have been classified "doubtful," or "loss" or the
equivalent thereof by any regulatory agency, (D) where a
reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still
accruing or the loan is less than 90 days past due, (E) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the
borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith;  (vii) all Regional Bancshares Loans payable or owing by any executive officer or director of Regional Bancshares or
Bank of Alton or any other person or entity deemed a "related interest" of any of the foregoing, as such terms are defined in
Regulation O of the Federal Reserve Board; and (viii) all assets classified as real estate acquired through foreclosure, including in-substance foreclosed real estate. The aggregate amounts of all
Regional Bancshares Loans of the type identified in subsections
(vi)(A), (B), (C) and (E), plus all assets classified by
                           ----
Regional Bancshares or Bank of Alton as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, does not as of the date hereof and shall not at the Merger Effective Time exceed $4,000,000.

    The Regional Bancshares Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations of the obligors and any guarantor named therein, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies. All the Regional Bancshares Loans are, and at the Merger Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge, except such as exist in favor of Regional Bancshares or Bank of Alton and Regional Bancshares or
Bank of Alton has complied, and at the Merger Effective Time will have complied, in all respects with all laws and regulations relating to such Regional Bancshares Loans. The Regional
Bancshares Loans are not subject to any defenses, counterclaims, offsets or claims of offset which taken as a whole would be material to Regional Bancshares and Bank of Alton taken as a whole and, to the best knowledge of Regional Bancshares, as of June 30, 1996, were collectible in full in the ordinary course of business, except for possible loan and lease losses which are adequately provided for in the allowance for loan and lease losses in such Regional Financial Statements and the collection experience of Regional Bancshares and Bank of Alton since June
30, 1996 to the date hereof has not
been materially adverse to the credit and collection experience of Regional Bancshares and Bank of Alton, taken as a whole, in the six-months ended June 30, 1996.

    Except as set forth on Schedule 3.12A (Allowance for
                           --------------
Loan and Lease Losses), the allowances for loan losses contained in the Regional Financial Statements were established in accordance with the past practices and experiences of Regional Bancshares and Bank of Alton, and the allowance for loan and lease losses shown on the consolidated condensed balance sheets of Regional Bancshares and Bank of Alton as of June 30, 1996 were adequate in all material respects under the requirements of GAAP or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) as of the date of such balance sheet.

    Except as set forth in Schedule 3.12B (Restricted
                           --------------
Investments) and except for pledges to secure public and trust deposits, none of the investments reflected in the consolidated balance sheet of Regional Bancshares as of June 30, 1996 under the heading "Investment Securities," and none of the investments made by Regional Bancshares or Bank of Alton since June 30, 1996 is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Regional Bancshares or Bank of Alton freely to dispose of such investment at any time other than any restriction resulting from the designation of such securities as "Held to Maturity." With respect to all reverse repurchase agreements to which Regional Bancshares or Bank of Alton is a party, Regional Bancshares or Bank of Alton has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

    Except as set forth in Schedule 3.12C (Obligations to
                           --------------
Acquire Assets), neither Regional Bancshares nor Bank of Alton has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require Regional Bancshares or Bank of Alton to repurchase or otherwise reacquire any such assets. (The foregoing is not intended to include certificates of deposit or repurchase agreements by Bank of Alton.)

    3.13   Employees.  Set forth on Schedule 3.13
           ---------                -------------
(Employees) is a complete list of all officers of Regional
Bancshares and Bank of Alton.

    3.14   Indebtedness to and from Officers, Directors and
           ------------------------------------------------
Others.  Except as set forth on Schedule 3.14 (Indebtedness
------                          -------------
to and from Officers, Directors and Others), Regional Bancshares and Bank of Alton are not indebted to any of their shareholders, directors, officers, employees or agents except for amounts due as normal salaries, wages and bonuses and in reimbursement of ordinary expenses on a current basis, and except as set forth on
Schedule 3.14, no such shareholder, director, officer,
-------------
employee or agent is indebted to Regional Bancshares or Bank of Alton except for advancements for ordinary business expenses in a normal amount.

    3.15   Absence of Conflicts.  The execution and delivery
           --------------------
by Regional Bancshares of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to Regional Bancshares or Bank of Alton or any of their respective properties or assets. Except as set forth in Schedule 3.15 (Conflicts) (as to which all
             -------------
appropriate consents, waivers or approvals have been or will be obtained by Regional Bancshares prior to the Merger Closing), the execution and delivery by Regional Bancshares of this Agreement and the consummation of the transactions herein contemplated do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice or lapse of time or both would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Regional Bancshares or Bank of Alton under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which Regional Bancshares or Bank of Alton is a party, or by which either of them or any of their respective properties or assets may be bound or affected.

    3.16   Litigation.  Except as set forth in Schedule 3.16
           ----------                          -------------
(Regional Bancshares Litigation), neither Regional Bancshares nor Bank of Alton is engaged in, or party to or (to the knowledge of Regional Bancshares) threatened with, any legal action or other proceeding or investigation before any court, arbitrator or governmental agency, the outcome of which could result in a judgment that (singly or in the aggregate) could materially affect the business, properties, assets, prospects or condition of Regional Bancshares and Bank of Alton taken as a whole.  Except as set forth in Schedule 3.16, there are no
                               -------------
outstanding orders, rulings, decrees, judgments or stipulations to which Regional Bancshares or Bank of Alton is a party or by which either is bound by or with any court, arbitrator or governmental agency which could result in a judgment, order or award that (singly or in the aggregate) could materially affect the business, properties, assets, prospects or condition of Regional Bancshares and Bank of Alton taken as a whole.

    3.17   Contracts.  Except as set forth in Schedule 3.17
           ---------                          -------------
(Contracts), (i) there are no employment, management, consulting, deferred compensation, severance or other similar agreements or any union or collective bargaining agreements or any contracts or agreements with any labor organizations
(collectively, "Employment Agreements") binding upon Regional
Bancshares or Bank of Alton, (ii) there is no deferred compensation, savings, profit sharing, severance pay, pension or retirement plan or arrangement; (iii) there is no material lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) there is no agreement, contract, or indenture relating to the borrowing of money by Regional Bancshares or Bank of Alton, excluding endorsements made for collection and guarantees made in the ordinary course of business, and (v) there is no other contract, agreement, arrangement, understanding or other obligation, to or by which Regional Bancshares or Bank of Alton is subject or bound, which requires any payment of $100,000 or more or is otherwise material to Regional Bancshares or Bank of Alton taken as a whole. (The foregoing is not intended to include certificates of deposit or loan commitments issued in the ordinary course of business).

    3.18   Insurance.  Each of Regional Bancshares and Bank
           ---------
of Alton maintains and has maintained continuously since
January 1, 1993 insurance with insurers that in the best judgment of management of Regional Bancshares are sound and reputable, on its assets, and upon its business and operations, against loss or damage, risks, hazards and liabilities of the kinds customarily insured against by prudent corporations engaged in the same or similar businesses. Each of Regional Bancshares and Bank of Alton maintains in effect all insurance required to be carried by it by law or by any agreement by which either is bound. All material claims under any policies of insurance maintained by Regional Bancshares have been filed in due and timely fashion; in the best judgment of the management of Regional Bancshares, such insurance coverage is adequate. Schedule 3.18 (Insurance
                                 -------------
Policies) contains a complete and accurate list and brief description of Regional Bancshares' and Bank of Alton's business and property insurance policies and of life insurance policies maintained by Regional Bancshares or Bank of Alton on the lives of certain of its officers and employees.

    To the best of Regional Bancshares' knowledge, Regional Bancshares and Bank of Alton have each taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Merger Effective Time that are known to Regional Bancshares, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the financial condition of Regional Bancshares and Bank of Alton, taken as a whole.

    3.19   Conduct.  Since June 30, 1996, Regional
           -------
Bancshares and Bank of Alton have not:

           3.19(a) conducted their business or entered into any transaction otherwise than in the ordinary course;

           3.19(b) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than those shown on the June 30, 1996 Regional Financial Statements or incurred after the date thereof in the ordinary course of business;

           3.19(c) purchased or otherwise acquired assets, or mortgaged, pledged, or subjected to lien, charge or other encumbrance any of their assets, or sold or transferred any such assets, except in the ordinary course of business;

           3.19(d) declared, agreed to declare, set aside or paid any dividend or other distribution in respect of their capital stock (except regular cash dividends of Regional Bancshares on its capital stock of the character, amount and frequency theretofore paid or dividends to Regional Bancshares from Bank of Alton) or, directly or indirectly purchased, redeemed, or otherwise acquired or agreed to purchase or redeem or otherwise acquire any shares of such stock. (The foregoing shall not prevent any dividend made in accordance with Section 5.3((b)(xiii)).)

           3.19(e)  except as set forth in Schedule 3.19(e)
                                           ----------------
(Bonuses), made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any of their present employees, except for bonuses in accordance with the normal and usual practice of Regional Bancshares and Bank of Alton, increased the rate of compensation payable or to become payable by them to any of their employees, except in accordance with the normal and usual practice of Regional Bancshares and Bank of Alton, or instituted or made any material increase in any employee welfare, retirement or similar plan or arrangement;

           3.19(f) entered into any other transaction other than in the ordinary course of business; or

           3.19(g)  agreed to take any of the foregoing actions.

    3.20   Fiduciary Responsibilities.  Regional Bancshares,
           --------------------------
to its knowledge, represents that Bank of Alton has performed all of its duties in its capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver or any other fiduciary in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards.

    3.21   FDIC Insurance.  The deposits of Bank of Alton
           --------------
are insured by the FDIC in accordance with the Federal Depository
Insurance Act ("FDIA"), and Bank of Alton has paid all assessments and filed all reports required under the FDIA.

    3.22   Large Deposits.  Except as set forth in Schedule
           --------------
3.22 (Large Deposits), (which sets forth the amount of deposits over $250,000 maintained by any
depositor, without naming such depositors), no person, corporation, partnership, trust, estate or other entity, either alone or together with such person's or entity's affiliates, has deposits in certificates of deposits or checking, savings or other accounts of Bank of Alton in any amount aggregating more than $500,000. Schedule 3.22 sets forth the total dollar amount of all
                     -------------
deposits in certificates of deposits or checking, savings or other accounts of Bank of Alton by directors and executive officers of Regional Bancshares and Bank of Alton and their affiliates as a group as of June 30, 1996. As used in this Section 3.22 an "affiliate" of a person or entity includes such person's
     ------------
spouse and minor children and any entity ten or more percent of whose voting securities or other ownership interests are known by Regional Bancshares, to be owned, directly or indirectly, by such person, his spouse and/or minor children or by such entity.

    3.23   Broker.  No broker or finder has acted on behalf
           ------
of Regional Bancshares or Bank of Alton in connection with this Agreement (or the consummation of the transactions contemplated herein) or is entitled to any commission or finder's fee based upon agreements or understandings made by Regional Bancshares or Bank of Alton in connection with this Agreement (or the consummation of the transactions contemplated herein).

    3.24   Labor.  No work stoppage involving Regional
           -----
Bancshares or Bank of Alton is pending or, to the best knowledge of Regional Bancshares, threatened. Neither Regional Bancshares nor Bank of Alton is involved in, or to the best knowledge of Regional Bancshares, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Regional Bancshares or Bank of Alton. Employees of Regional Bancshares and Bank of Alton are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Regional Bancshares' knowledge, there have been no efforts to unionize or organize any employees of Regional Bancshares or Bank of Alton during the past five years.

    3.25   Intellectual or Other Intangible Property.  To
           ------------------------------------------
the best of Regional Bancshares' knowledge, (a) all Intellectual
Property or other intangible property used by Regional Bancshares or Bank of Alton is valid and existing, (b) good and marketable title to all such items together with all common law rights to the subject matter thereof is held by Regional Bancshares or Bank of Alton, free and clear of liens; (c) there exists no restriction on the use or transfer of any such item; (d) there are no interferences, challenges, proceedings or infringement suits pending or threatened with respect to any such item; and
(e) neither Regional Bancshares nor Bank of Alton has granted a license to any other party with respect to any such item. To the best of Regional Bancshares' knowledge, neither Regional
Bancshares nor Bank of Alton is infringing and has not infringed upon the right of any other person under any Intellectual
Property or other intangible property right and no other person is infringing upon any Intellectual Property or other intangible property right held by Regional Bancshares or Bank of Alton.

    3.26   Environmental Matters
           ---------------------

           3.26(a) Regional Bancshares and Bank of Alton are in material compliance with all Environmental Laws. Neither Regional Bancshares or Bank of Alton has received any communication alleging that Regional Bancshares or Bank of Alton is not in such compliance and, to the best knowledge of Regional Bancshares, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

           3.26(b) To the best of Regional Bancshares' knowledge, there are no past or current operations, conditions, activities, practices or circumstances on any of the properties owned, leased or operated by Regional Bancshares or Bank of Alton which have been or are in material violation of, or may give rise to a material liability, loss or expense under any Environmental Law. To the best of Regional Bancshares' knowledge, there has been no material disposal or release of any Materials of Environmental Concern on, under or from such properties.

           3.26(c) To the best of Regional Bancshares' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any material Environmental Claim or other claim or action or governmental investigation under any Environmental Law against Regional Bancshares or Bank of Alton or against any person or entity whose liability for any material Environmental Claim Regional Bancshares or Bank of Alton has or may have retained or assumed either contractually or by operation of law.

           3.26(d) Regional Bancshares has disclosed any environmental studies conducted by it or Bank of Alton during the past five years with respect to any properties owned, leased or operated by it as of the date hereof.

           3.26(e)  To the best knowledge of Regional
Bancshares, there have been no Materials of Environmental Concern disposed or released on, under or from any real property which Regional Bancshares Bank has a security interest in, nor is there any Environmental Claim in connection with such properties.

    3.27   Tax Matters
           -----------

           3.27(a) Regional Bancshares and Bank of Alton have timely filed or caused to be filed with the appropriate
Government entity all tax returns and reports required to be filed, including income, withholding, employment, and estimated tax and informational returns ("Tax Returns") and no Tax Returns have been amended. There are no grounds for assertion of any understatement penalty under Section 6661 (prior to repeal) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 6662 of the Code.

           3.27(b) All Taxes (whether or not reflected in Tax Returns as filed) payable by Regional Bancshares or Bank of Alton with respect to all periods reflected on Tax Returns have been timely and fully paid, and to the best knowledge of Regional Bancshares, there are no grounds for the assertion or assessment of any additional Taxes against Regional Bancshares or Bank of Alton or their assets with respect to such periods. There is no waiver of any statute of limitations in effect with respect to any Tax Returns.

           3.27(c) The consolidated balance sheets of Regional Bancshares as of June 30, 1996 provide an adequate reserve, computed in accordance with GAAP as applicable to Regional Bancshares for the year-to-date period, for all Taxes up to and including the dates of such balance sheets, whether or not a Tax Return has been filed for such period.

           3.27(d)  Copies of all U.S. federal income Tax
Returns, tax examination reports and statements of deficiencies assessed against, or agreed to with respect to Regional
Bancshares or Bank of Alton with respect to the last three (3) years have been made available to Mercantile.

           3.27(e) Regional Bancshares and Bank of Alton are not and never have been members of an "affiliated group" within the meaning of Section 1504 of the Code other than the affiliated group of which Regional Bancshares is the common parent.

           3.27(f) Regional Bancshares and Bank of Alton have materially complied with all laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or any similar provision under foreign laws), and have timely and properly withheld from employee wages and paid over to the proper Government authority all amounts required to be withheld and paid over under applicable law.

           3.27(g)  Neither Regional Bancshares nor Bank of
Alton are a party to any safe harbor lease within the meaning of
Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the assets of Regional Bancshares or Bank of Alton have been financed with or directly or indirectly secures any industrial revenue bonds or debt the interest on which is tax-exempt under
Section 103(a) of the Code. Neither Regional Bancshares nor Bank of Alton is a borrower or guarantor of any outstanding industrial revenue bonds, and are not a tenant, principal user or related person to any principal user (within the meaning of Section 144(a) of the Code) of any property which has been financed or improved with the proceeds of any industrial revenue bonds.

           3.27(h)  Regional Bancshares is not a United States
Real Property Holding Company within the meaning of Section
897(c) of the Code and Treasury Regulations thereunder.

           3.27(i)  None of the property owned by Regional
Bancshares or Bank of Alton is tax-exempt use property within the meaning of Section 168(h) of the Code.

           3.27(j) No consent has been filed relating to Regional Bancshares or Bank of Alton pursuant to Section 341(f) of the Code.

           3.27(k) As of the Merger Effective Time, neither Regional Bancshares or Bank of Alton is a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

           3.27(l)  Neither Regional Bancshares nor Bank of
Alton has any unused net operating loss, unused net capital loss, unused credit, unused foreign tax credit, or excess charitable contribution for federal income tax purposes as of the Merger Effective Time.

    3.28   Employee Benefit Plans
           ----------------------

           3.28(a)  Set forth in Schedule 3.28 (Benefit
                                 -------------
Plans) is a schedule of all Regional Bancshares or Bank of Alton stock option, employee stock purchase and stock bonus plans, stock appreciation rights or phantom stock plans, qualified pension or profit-sharing plans, any deferred compensation, bonus or group insurance contract, any plan or policy providing for "fringe benefits" to its employees (including but not limited to, vacation, disability, sick leave, medical, hospitalization, life insurance and other insurance plans and related benefits), any employment agreement and any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of directors, former directors, employees or former employees of Regional Bancshares or Bank of Alton, and has furnished to Mercantile accurate and complete copies of the same together with
(i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan, and (iv) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Plan that is a "group health plan" as defined in Code Section 162(i). There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the employee benefit plans.

           3.28(b) None of Regional Bancshares, Bank of Alton, any pension plan maintained by any of them and qualified under
Section 401 of the Code or, to the best of Regional Bancshares' knowledge, any fiduciary of such plan has incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") or the Internal Revenue Service with respect to any employees of Regional Bancshares or Bank of Alton, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid. To the best of Regional Bancshares' knowledge, no reportable event, except reportable events for which the 30-day notice requirement has been waived by PBGC Regulation 2615, under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

           3.28(c)  Neither Regional Bancshares nor Bank of
Alton (i) participates in or has ever participated in a multi-employer plan (as such term is defined in ERISA), (ii) has been a member of a controlled group which contributed to a multi-employer plan, or (iii) has been under common control with an employer which contributed to a multi-employer plan.

           3.28(d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each "employee pension plan" (as defined in Section 3(2) of ERISA) of Regional Bancshares or Bank of Alton which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Regional Bancshares' knowledge, is threatened to be revoked and Regional Bancshares does not know of any ground on which such a revocation could be based. Neither Regional Bancshares nor Bank of Alton has any material liability under any such plan that is not reflected on the consolidated balance sheet of Regional Bancshares at June 30, 1996 included in the Regional Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

           3.28(e) To the best of Regional Bancshares' knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by Regional Bancshares or Bank of Alton.

           3.28(f)  Except as set forth in Schedule 3.28,
                                           -------------
neither Regional Bancshares nor Bank of Alton maintains any defined benefit plans or other plans subject to Section 412 of the Code or Title IV of ERISA.

           3.28(g) Each employee benefit plan of Regional Bancshares and Bank of Alton complies and has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

           3.28(h) There are no pending or, to the best knowledge of Regional Bancshares, threatened or anticipated claims, actions, proceedings or investigations or facts which would give rise to claims, actions, proceedings or investigations (other than routine claims for benefits) by, on behalf of or against any of the employee benefit plans maintained by Regional Bancshares or Bank of Alton or any trust related thereto or any fiduciary thereof.

           3.28(i) All required reports and descriptions of each employee benefit plan (including IRS Form 5500 Annual
Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed.

           3.28(j) Any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to each employee benefit plan have been appropriately given.

           3.28(k) All contributions for all periods ending prior to the Merger Closing (including periods from the first day of the current plan year to the Merger Closing) will be made prior to the Merger Closing by Regional Bancshares or Bank of Alton and all members of the controlled group in accordance with past practice and the recommended contribution in the applicable actuarial report.

           3.28(l) All insurance premiums (including premiums to the PBGC) have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the plans for policy years or other applicable policy periods ending on or before the Merger Closing.

           3.28(m) All of the employee benefit plans, to the extent applicable, are in compliance with Section
1862(b)(4)(A)(i) of the Social Security Act and Regional
Bancshares does not have any liability for any excise tax imposed by Code Section 5000.

           3.28(n) With respect to any employee benefit plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"): (i) each such Welfare
Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject Regional
Bancshares or Bank of Alton or any affiliate to a tax under Code
Section 4976(a); (iii) each and every such Welfare Plan which is a group health plan (as such term is defined in Code Section
162(i)(3)) complies and in each and every case has complied with the applicable requirements of Code Section 4980B, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act; and (iv) each such Welfare Plan (including any such plan covering former employees of Regional Bancshares or Bank of Alton) may be amended or terminated by Regional Bancshares or Bank of Alton.

           3.28(o)  Neither Regional Bancshares nor Bank of
Alton has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

           3.28(p) All expenses and liabilities relating to all of the plans have been, and will upon the Merger Closing be fully and properly accrued on Regional Bancshares' books and records and the Regional Financial Statements reflect all of such liabilities in a manner satisfying the requirements of Financial Accounting Standards 87 and 88.

    3.29   Alien Employment Eligibility.  With respect to
           ----------------------------
each person employed by Regional Bancshares or Bank of Alton, on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986: (a) Regional Bancshares or Bank of Alton hired such person in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA"); and (b) Regional Bancshares and Bank of Alton have complied with all recordkeeping and other regulatory requirements under IRCA.

    3.30   Material Adverse Change.  Except as otherwise
           -----------------------
disclosed in any of the Schedules referenced herein, since June 30, 1996, there has been no material adverse change in the financial condition, of Regional Bancshares and Bank of Alton, taken as a whole, except as may have resulted or may result from changes to laws and regulations, GAAP or regulatory accounting principles, interpretations thereof, other conditions that affect the banking industry generally, or changes in the general level of interest rates.

    3.31   Absence of Undisclosed Liabilities.
           ----------------------------------

           3.31(a) As of the date of this Agreement, neither Regional Bancshares nor Bank of Alton has any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Regional Financial Statements or the notes thereto in accordance with GAAP, except:

           3.31(b) liabilities and obligations reflected on the Regional Financial Statements;

           3.31(c)  operating leases reflected on Schedule 3.31(a)
                                                  ----------------
(Undisclosed Liabilities); and

           3.31(d) debts, liabilities or obligations incurred since June 30, 1996 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a material adverse effect on the financial condition to Regional Bancshares and Bank of Alton, taken as a whole.

           3.31(e) To the best of Regional Bancshares' knowledge, neither Regional Bancshares nor Bank of Alton was as of June 30, 1996 and since such date to the date hereof has become a party to, any contract or agreement which affected, affects or may reasonably be expected to affect, materially and adversely, the financial condition or business of Regional Bancshares and Bank of Alton, taken as a whole.

    3.32   Interest Rate Risk Management Instruments.
           -----------------------------------------
Neither Regional Bancshares nor Bank of Alton are parties to, nor are any of their properties or assets bound by, interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements.

    3.33   West Pointe Common.  Regional Bancshares owns, as
           ------------------
of the date hereof, 12,250 shares of West Pointe Common. West Pointe Bank & Trust Company is not an "affiliate" of Regional Bancshares, as that term is defined in Rule 144 under the 1933 Act. West Pointe Common held of record by Regional Bancshares was acquired by Regional Bancshares as of a date at least three years prior to the date hereof.

                          ARTICLE 4
      REPRESENTATIONS AND WARRANTIES OF MERCANTILE AND MERGER SUB

           Mercantile and Merger Sub, jointly and severally, represent and warrant to Regional Bancshares as follows:

    4.1    Mercantile Organization, Good Standing and Capital
           --------------------------------------------------
Stock.  Mercantile is a corporation duly organized, validly
-----
existing and in good standing under the laws of the State of Missouri and each Significant Subsidiary (as defined herein) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
Mercantile has all requisite power and authority (corporate and other) to (i) enter into this Agreement and to perform the obligations hereunder and thereunder to be performed by it, and
(ii) own, operate and lease its properties and carry on its business as it is now being conducted in each jurisdiction where its business is being conducted. Mercantile is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of Mercantile. Mercantile is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Act. Mercantile owns in excess of 99% of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries (other than directors' qualifying shares). A
"Significant Subsidiary" shall mean a Subsidiary (as defined herein), the total assets of which comprise 10% or more of the total assets of Mercantile and its Subsidiaries taken as a whole, and regardless of such definition shall include Merger Sub. A
"Subsidiary" means a corporation, bank or other entity of which a 25% equity interest is owned or controlled, directly or indirectly, by Mercantile. The authorized capital stock of Mercantile consists of (i) 100,000,000 shares of Mercantile
Common, of which, as of June 30, 1996, 63,278,793 shares were issued and 62,673,041 were outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, of which, as of the date hereof, no shares are issued and outstanding. Mercantile has designated 1,000,000 shares of Mercantile Preferred Stock as "Series A Junior
Participating Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights (the
"Rights") under a Rights Agreement dated May 23, 1988 (the
"Rights Agreement") between Mercantile and Mercantile Bank of St.
Louis National Association, as Rights Agent.  As of June 30,
1996, Mercantile had reserved: (i) 4,112,103 shares of Mercantile
Common for issuance under various Mercantile employee and/or director stock option, incentive and/or benefit plans
("Mercantile Employee/Director Stock Grants"); (ii) 325,843 shares of Mercantile Common for issuance upon the acquisition of Peoples State Bank ("Peoples Bank") pursuant to the Agreement and
Plan of Reorganization dated as of December 19, 1995, by and among Peoples Bank, Mercantile, Merger Sub, and Peoples State
Bankshares, Inc.; (iii) 1,177,066 shares of Mercantile Common for issuance upon the acquisition of TODAY'S BANCORP, INC.
("Today's") pursuant to the Agreement and Plan of Merger dated as of March 19, 1996, by and among Today's, Mercantile and Merger
Sub; and (iv) 258,753 shares of Mercantile Common for issuance upon the acquisition of First Financial Corporation of America
("First Financial") pursuant to Agreement and Plan of Merger dated as of July 9, 1996, by and among First Financial, Mercantile and Merger Sub. From June 30, 1996 through the date of this Agreement, no shares of Mercantile Common have been issued, excluding any such shares which may have been issued in connection with Mercantile Employee/Director Stock Grants.

    Mercantile continually evaluates possible acquisitions and may prior to the Merger Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include equity securities. In addition, prior to the Merger Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Mercantile will not take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval required hereunder or the consummation of the transactions contemplated by this Agreement.
Except as set forth above, there are no other equity securities of Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Merger
Effective Time, the Mercantile Common to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive right of any shareholder of Mercantile.

    4.2    Merger Sub Organization, Good Standing and Capital
           --------------------------------------------------
Stock.  Merger Sub is a corporation duly organized, validly
-----
existing and in good standing under the laws of the State of Missouri, and has all requisite power and authority (corporate and other) to enter into this Agreement and to perform the obligations hereunder and thereunder to be performed by it. The authorized capital stock of Merger Sub is 30,000 shares Common Stock, par value $1.00 per share ("Merger Sub Common"). As of the date hereof, all outstanding shares of Merger Sub Common are validly issued, outstanding, fully paid and nonassessable and owned of record and beneficially by Mercantile.

    4.3    Authorization.
           -------------

           4.3(a) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the parts of Mercantile and Merger Sub. This Agreement has been duly executed and delivered by Mercantile and Merger Sub. Assuming due authorization, execution and delivery by Regional Bancshares and subject to receipt of such approvals of regulatory authorities as may be required by applicable law or regulation, this Agreement constitutes valid, binding and enforceable obligations of Mercantile and Merger Sub, except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies.

           4.3(b) Neither the execution, delivery and performance by Mercantile and Merger Sub of this Agreement, nor the consummation by Mercantile and Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien upon any of the properties or assets of Mercantile or Merger
Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or Bylaws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub is a party or by which they may be bound, or to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in
Section 4.3(a), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a material adverse effect on Mercantile and its Subsidiaries, taken as a whole.

           4.3(c) Other than in connection with or in compliance with the provisions of the Missouri Statute, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authoriza-tions, approvals or exemptions required under the Bank Holding Company Act of 1954, as amended, the Federal Deposit Insurance Act, as amended, or any required approvals of any regulatory authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile and Merger Sub of the transactions contemplated by this Agreement.

    4.4    Consolidated Financial Statements of Mercantile.
           -----------------------------------------------
Each of the consolidated balance sheets of Mercantile in or incorporated by reference into the Mercantile Reports (as defined below), including any related notes and schedules, fairly presents the financial position of Mercantile and its
                                   ------------------
Subsidiaries, taken as a whole, as of its date and each of the
-------------------------------
consolidated statements of income, changes in shareholders' equity and cash flows or equivalent statements in the Mercantile Reports, including any related notes and schedules, fairly presents the results of operations, shareholders' equity and cash flows, as the case may be, of Mercantile and its Subsidiaries, taken as a whole, for the periods set forth therein, in each case in accordance with GAAP consistently applied during the period involved, except as may be noted therein.

    4.5    Mercantile Reports.
           ------------------

           4.5(a) Mercantile has filed all its reports and other documents required to be filed by it under the Securities
Exchange Act of 1934, as amended (the "1934 Act"), and the
Securities Act of 1933, as amended (the "1933 Act") and has delivered to Regional Bancshares copies of all such reports and other documents filed by Mercantile since December 31, 1993.
Mercantile's Annual Report on Form 10-K for the year ended
December 31, 1995, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996, and any other reports and documents filed by Mercantile under the 1934 Act since December 31, 1995 and all documents filed by Mercantile under the 1933 Act since December 31, 1993 (collectively, the
"Mercantile Reports") comply in all
material respects as to form and content with the 1934 Act or the 1933 Act, as the case may be.

           4.5(b) Mercantile and each Significant Subsidiary which is a bank ("Significant Banking Subsidiary") have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Federal Reserve Board, (ii) the Office of the Comptroller of the Currency, (iii) the FDIC and
(iv) any applicable state banking regulatory authorities and all other material reports and statements required to be filed by it, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC or applicable state banking regulatory authorities and have paid all fees or assessments due and payable in connection therewith.

    4.6    Compliance with Laws and Agreements.  Neither
           -----------------------------------
Mercantile nor any of its Subsidiaries is in default under or in violation of any provision of its Articles or Certificate of Incorporation, Articles of Association or Bylaws or any note, bond, indenture, mortgage, deed of trust, loan agreement, or any other agreement to which it is a party or by which it is bound or to which any of its properties or assets is subject, other than such defaults or violations as would not (singly or in the aggregate) have a material adverse effect on the business, operations, prospects or financial condition of Mercantile and its Subsidiaries taken as a whole, nor is Mercantile or any of its Subsidiaries in violation of any statute, rule, regulation, order, writ, decree or injunction of any court or governmental agency or any body having jurisdiction over them or any of their properties which, if enforced, would have (singly or in the aggregate) a material adverse effect on the business, operations, prospects or financial condition of Mercantile and its Subsidiaries, taken as a whole.

    4.7    Shares to be Issued in Merger.  The Mercantile
           -----------------------------
Common which the holders of Regional Bancshares Common will be entitled to receive upon consummation of the Merger will, at the Merger Effective Time, be duly authorized and will, when issued pursuant to this Agreement, be validly issued and outstanding, fully paid and nonassessable. In accordance with the provisions of Section 5.4(c) hereof, Mercantile has agreed to use its reasonable best efforts to file as soon as practicable with the Securities and Exchange Commission, and to cause to become effective, a Registration Statement (as defined in Section 5.4(c)) concerning the shares of Mercantile Common to be received in the merger by holders of Regional Bancshares Common, and to cause such shares to be listed for trading on The New York Stock Exchange.

    4.8    Litigation.   Neither Mercantile nor any
           ----------
Subsidiary is engaged in, or party to, or (to the knowledge of Mercantile) threatened with, any legal action or other proceeding or investigation before any court, arbitrator or governmental agency, and neither Mercantile nor any Subsidiary (to the knowledge of Mercantile) is subject to any potential adverse claim, the outcome of which could result in a nonmonetary judgment, order or award that (singly or in the aggregate) could materially adversely affect the business, properties, assets, prospects or conditions of Mercantile and its Subsidiaries taken as a whole. Except as set forth in Schedule 4.8, there are
                                    ------------
no outstanding orders, rulings, decrees, judgments or stipulations to which Mercantile or any Subsidiary is a party or by which it is bound or with any court, arbitrator or governmental agency which could result in a nonmonetary judgment, order or award that (singly or in the aggregate) could materially adversely affect the business, properties, assets, prospects or condition of Mercantile and its Subsidiaries, taken as a whole.

    4.9    Information in Proxy Statement and Registration
           -----------------------------------------------
Statement.  None of the information which will be included or
---------
incorporated by reference into the Registration Statement related to Mercantile and any amendments thereto and none of the information provided in writing by Mercantile to Regional Bancshares for inclusion in the proxy statement to be furnished to the stockholders of Regional Bancshares in connection with the transactions contemplated herein is or will be false or misleading in any material respect or omits or will omit to state any fact necessary to make the statements therein, in light of the circumstances under which they are or will be made, not false or misleading in any material respect.

    4.10   Material Adverse Change.  Since June 30, 1996,
           -----------------------
there has been no material adverse change in the financial condition, of Mercantile and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations, GAAP, interpretations thereof, other conditions that affect the banking industry generally, or changes in the general level of interest rates.

                            ARTICLE 5
                            COVENANTS

    5.1    Joint Covenants.  Mercantile and Merger Sub
           ---------------
covenant and agree with Regional Bancshares, and Regional
Bancshares covenants and agrees with Mercantile and Merger Sub, as follows:

           5.1(a)  Truth and Completeness of Representations
                   -----------------------------------------
and Warranties.  In the event that either party becomes aware
--------------
of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of the representations and warranties herein, or would have constituted or caused a breach by it of the representations and warranties herein, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party, and shall, unless the same has been waived in writing by the other party, use its reasonable efforts to remedy the same, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

           5.1(b)  Best Efforts.  Subject to the terms and
                   ------------
conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and regulatory authorities necessary or, in the opinion of Mercantile, desirable for the consummation of the transactions contemplated by this Agreement.

           5.1(c)  Cooperation/Inspection.  Each party shall
                   ----------------------
cooperate fully with the other in carrying out the transactions contemplated herein, including without limitation obtaining all the necessary approvals, regulatory or otherwise, needed to consummate all such transactions. Each party shall advise each other of the text of, and shall consult with each other concerning, any news release proposed to be issued. Neither party shall issue any such news release to which the other reasonably objects unless such release is required by law. Mercantile will timely file with the Securities and Exchange Commission and promptly deliver thereafter to the other, copies of all reports or other documents required to be filed under the 1934 Act by each beginning on the date hereof and terminating at the Merger Effective Time.

           5.1(d)  Consents.  Each party shall use its best
                   --------
efforts to obtain as promptly as practicable (and in any event prior to the Merger Closing) all consents or waivers that may be required under any loan or other agreement or document to which it or any of its Subsidiaries is a party, or by which it or any of its Subsidiaries, is bound, and such other consents as are necessary or advisable in connection with the Merger.

           5.1(e)  Access and Information.
                   ----------------------

             5.1(e)(i) Mercantile and Regional Bancshares shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Merger Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (A) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (B) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) use their respective best efforts to cause all of such party's confidential information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public. The availability or actual delivery of information shall not affect the covenants, representations and warranties of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

             5.1(e)(ii) Mercantile shall promptly following the date of this Agreement, commence its review of Regional Bancshares and Bank of Alton and their respective operations, business affairs, prospects and financial condition, including, without limitation, those matters which are the subject of the Regional Bancshares' representations and warranties (the "Mercantile Due Diligence Review"). Mercantile shall conclude such review by no later than fifteen (15) Business Days after the date of this Agreement (the "Mercantile Due Diligence Review Period"), but the pendency of such Mercantile Due Diligence Review shall not delay Mercantile's obligation pursuant to this Agreement to file a Registration Statement with the Securities and Exchange Commission and all other necessary applications and filings with the appropriate Regulatory Authorities. Mercantile shall advise Regional Bancshares of any situation, event, circumstance or other matter which comes to the attention of Mercantile during the Mercantile Due Diligence Review which could potentially result in the termination of this Agreement by Mercantile pursuant to Section 7.1(f) hereof, or, if applicable, the absence of any situation, event, circumstance or other matter, it being the intention of Mercantile to provide notice to Regional Bancshares, as promptly as possible, of any perceived impediment to the consummation of the Merger. Notwithstanding anything hereinabove contained or implied to the contrary, the Mercantile Due Diligence Review shall not limit, restrict or preclude Mercantile, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Mercantile Due Diligence Period of any event or condition which was not detected in the Mercantile Due Diligence Review by Mercantile and which constitutes a breach of any representation, warranty or agreement of Regional Bancshares under this Agreement.

    5.2    Expenses.  Each party hereto shall bear its own
           --------
expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, except Mercantile or Merger Sub shall pay all printing and filing fees incurred in connection with the Registration Statement (as hereinafter defined) and the Proxy Statement (as hereinafter defined).

    5.3    Covenants of Regional Bancshares.  Regional
           --------------------------------
Bancshares covenants and agrees with Mercantile and Merger Sub as follows:

           5.3(a)  Regional Bancshares Shareholder Approval.
                   -----------------------------------------
Regional Bancshares will, at a meeting of its stockholders duly called by its Board of Directors (the "Stockholder Meeting"), present for the authorization and approval of its stockholders, this Agreement. The Proxy Statement for such meeting shall include the materials which constitute the prospectus of Mercantile and is contained in the Registration Statement on Form S-4 as described in Section 5.4(c). Regional Bancshares
                    --------------
agrees that its Board of Directors will, consistent with its fiduciary duties, at such stockholder meeting and in the proxy material used in connection therewith, recommend to its stockholders and request that the Merger be approved and this Agreement be adopted.

           5.3(b)  Conduct of Business Pending Merger.  From
                   ----------------------------------
and after the date hereof until the Merger Effective Time, and except as consented to by Mercantile in writing, Regional
Bancshares will and will cause Bank of Alton to:

             5.3(b)(i) maintain their tangible property and assets in the present state of repair, order and condition, reasonable wear and tear excepted;

             5.3(b)(ii) maintain their books, accounts and records in accordance with GAAP or regulatory accounting principles, as the case may be, consistently applied;

             5.3(b)(iii) comply in all material respects with all laws applicable to the conduct of their business;

             5.3(b)(iv) conduct their business only in the usual, regular and ordinary course consistent with prior practice, and will not make any purchase or sale or introduce any method of management or operation in respect of such business or property, except in a manner consistent with prior practice;

             5.3(b)(v) make no change in their Articles of Incorporation, Charter or Bylaws;

             5.3(b)(vi) maintain and keep in full force and effect all fire and other insurance on property and assets, all of the liability and other casualty insurance, and all bonds on personnel, presently carried by them;

             5.3(b)(vii) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, and local and other authorities; and

             5.3(b)(viii) unless they are contesting the same in good faith and have established reasonable reserves therefor, pay when required to pay all Taxes indicated by such tax returns or otherwise lawfully levied or assessed upon them, or any of their properties or assets, or which they are otherwise legally obligated to pay and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments which they believe in good faith to be required by law to be so withheld or collected;

             5.3(b)(ix) not sell, mortgage, subject to lien, pledge or encumber or otherwise dispose of any of their assets otherwise than in the ordinary course of business;

             5.3(b)(x) not redeem, retire or otherwise acquire or agree to redeem or otherwise acquire any of their capital stock or any option, warrant or right to acquire shares of its capital stock or any security convertible into its capital stock, or redeem or otherwise acquire any notes, or make any prepayment on account of or in respect of any indebtedness for any borrowed money;

             5.3(b)(xi) make no change in the number of shares of their capital stock issued and outstanding, and grant no option or commitment relating to their capital stock or any security convertible into their capital stock or any security the value or return of which is measured by capital stock or any security subordinated to the claims of their general creditors;

             5.3(b)(xii) except as otherwise specifically provided herein, not enter into or amend any employment or severance contract or agreement with or Employee Plan covering, or grant any salary or wage increase to, any director, officer, employee or agent of Regional Bancshares or Bank of Alton except for normal increases in compensation to individual non-officer employees in accordance with past practice, and will not increase in any amount the benefits or compensation, if any, of any such directors, officers, employees or agents under any Benefit Plan or other contract or commitment, and will not pay nor agree to pay any bonus or commission to any such director, officer, employee or agent;

             5.3(b)(xiii) not declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from Bank of Alton to Regional Bancshares), except that Regional Bancshares may pay its regular quarterly dividend of $10.00 per share, in accordance with its past practice; provided however, that if the Merger Effective Time shall not have occurred prior to March 10, 1997, Regional Bancshares may declare, set aside or pay a dividend for each share of Regional Bancshares Common for each quarter thereafter in which the Mercantile Board of Directors shall declare a dividend on shares of Mercantile Common in an amount that equals the product of (i) 164% of the Stock Distribution, and (ii) the amount of the dividend per share declared by the Board of Directors of Mercantile; provided further, however, that Regional Bancshares shall not declare or pay any such regular quarterly dividend for any quarter in which Regional Bancshares shareholders who will receive the Stock Distribution in the Merger will be entitled to receive a regular quarterly dividend on the shares of Mercantile Common to be issued in the Merger;

             5.3(b)(xiv) not merge or consolidate with any other corporation or other entity, acquire any stock (except in a fiduciary capacity or to realize upon collateral obtained in the ordinary course of business), effect any reorganization or recapitalization involving Regional Bancshares or Bank of Alton; not acquire any assets of any other person, corporation or business organization except in the ordinary course of business, or acquire any assets (including without limitation deposits) of, or make any investment in, any financial institution;

             5.3(b)(xv) not lease, sell or dispose of any material part of their assets, make capital or fixed asset expenditures in excess of $100,000 for any single item or $250,000 in the aggregate, enter into any leases of fixed assets, purchase any data processing equipment, waive or release any right or cancel or compromise any debt or claim except in the ordinary course of business, enter into any management, maintenance, servicing or similar contracts having a term of more than one year or providing for fees in excess of a rate of $250,000 per year, or otherwise enter into any material contract, transaction or commitment except in the ordinary course of business;

             5.3(b)(xvi) not make any loans, discounts or commitments to loan or discount in excess of the applicable legal lending limits;

             5.3(b)(xvii) not (i) without first consulting with Mercantile, enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount equal to or in excess of $200,000; (ii) without first consulting with and obtaining the written consent of Mercantile, Lend to any person or entity in an amount equal to or in excess of $400,000; (iii) Lend to any person other than in accordance with lending policies as in effect on the date hereof, provided that in the case of clauses (i) through (iii) Regional
Bancshares or Bank of Alton may make any such loan in the event
(A) Regional Bancshares or Bank of Alton has delivered to Mercantile or its designated representative a notice of its intention to make such loan and such information as Mercantile or its designated representative may reasonably require in respect thereof and (B) Mercantile or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Mercantile or its designated representative of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Regional Bancshares or Bank of Alton (except those denoted "pass" thereon), in an amount equal to or in excess of $50,000;
provided, however, that nothing in this Section 5.3(b)(xvii) shall prohibit Regional Bancshares or Bank of Alton from honoring any contractual obligation in existence on the date of this Agreement or, with respect to loans made in compliance with clauses (i) through (iii) above, making such loans after consulting with Mercantile. Notwithstanding clauses (i) and (ii) of this Section 5.3(b)(xvii), Regional Bancshares or Bank of
Alton shall be authorized without first consulting with Mercantile or obtaining Mercantile's prior written consent, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases shall not be in excess of $25,000.

             5.3(b)(xviii)  not, directly or indirectly
(including through its officers, directors, employees or other representatives) (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Mercantile) relating to the disposition of any significant portion of the business or assets of Regional Bancshares or Bank of Alton or the acquisition of equity securities of Regional Bancshares or Bank of Alton or the merger of Regional Bancshares or Bank of Alton with any person (other than Mercantile) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Regional Bancshares shall promptly notify Mercantile orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

             5.3(b)(xix) not take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Regional Bancshares to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code;

             5.3(b)(xx) not materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $500,000 for U.S. Treasury or Federal Agency Securities and $100,000 for all other investment instruments; or

             5.3(b)(xxi) not agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other action which would make any of the representations and warranties in Article 3 of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

           5.3(c)  Implementation of Policies.  Regional
                   --------------------------
Bancshares, prior to the Merger Effective Time, shall (i) consult and cooperate with Mercantile regarding the implementation of those policies and procedures established by Mercantile for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.3(h) herein, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Mercantile, conform Regional Bancshares' and Bank of Alton's existing policies and procedures in respect of such matters to Mercantile's policies and procedures or, in the absence of any existing Regional Bancshares or Bank of Alton policy or procedure regarding any such function, introduce Mercantile's policies or procedures in respect thereof, unless to do so would cause Regional Bancshares or Bank of Alton to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Regional Bancshares and/or Bank of Alton affected thereby.

           5.3(d)  Financial Statements to be Delivered.
                   ------------------------------------
All financial statements contained in the reports to be delivered to Mercantile pursuant to this Agreement will have been prepared in accordance with GAAP or regulatory accounting principles, as the case may be, consistently applied or other standards as specifically stated herein, or in conformity with the instructions to such reports, and fairly present the consolidated financial condition of Regional Bancshares and/or Bank of Alton, (as the case may be), as of the date thereof or the results of operations for the period then ended.

           5.3(e)  Financial and Call Reports.  Regional
                   --------------------------
Bancshares shall deliver to Mercantile monthly Reports of Condition and Reports of Income and Dividends of Bank of Alton (certified by an officer of Bank of Alton) and shall deliver to Mercantile each quarter the Call Reports for Bank of Alton as filed with the FDIC (collectively, the "Regional Reports"). The Regional Reports: (i) in the case of the Call Reports, shall have been prepared in conformity with the rules and regulations therefor, and in the case of the other Regional Reports shall have been prepared in accordance with GAAP or regulatory accounting principles, as the case may be (subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein); (ii) shall present fairly in accordance with GAAP or regulatory accounting principles, as the case may be, consistently applied (subject to adjustments that would be revealed by an audit, none of which is believed to be material in the aggregate) the financial position of Regional Bancshares or Bank of Alton (as the case may be) as of the date thereof and the results of operations for the period then ended.

           5.3(f)  Environmental Matters.  Mercantile may
                   ---------------------
obtain, at its option and expense, on or prior to 60 days following the date hereof, a phase one environmental audit ("Environmental Audit") by Environmental Operations, Inc. or other firm selected by it, of all the properties and assets which are, or have in the past been, owned, operated or leased by Regional Bancshares or Bank of Alton, including, but not limited to, all real estate and fixtures appurtenant thereto (the "Properties"). The auditors shall be selected by Mercantile.
The purpose of the Environmental Audit shall be to determine whether Materials of Environmental Concern exist (i) on or under any of the Properties, (ii) on or under any other property or in any natural resources which originated on, under or from the Properties either prior to, during or after Regional Bancshares' or Bank of Alton's ownership thereof. The Environmental Audit shall assess the Properties' compliance with any and all Environmental Laws.

           In the event that such Environmental Audit discloses the existence of any material liability ("Environmental Liability") for damages, penalties, fines, charges, interest, judgments, remedial action, public or private, arising directly or indirectly, in whole or in part, out of (x) the presence or release of Materials of Environmental Concern on, under or from the Properties in amounts or concentrations in excess of those permitted under applicable law or regulation, or (y) any unlawful activity carried on or undertaken on or off the Properties either prior to or after the date hereof, whether by Regional Bancshares, Bank of Alton or any predecessor in title to any of the Properties or any employees, agents, affiliates, contractors or subcontractors of Regional Bancshares, Bank of Alton or of any such predecessors in title, or any third person arising out of any Environmental Law or involving the unlawful use, handling, treatment, removal, storage, decontamination, clean up, release, transport or disposal of any Materials of Environmental Concern at any time located or present on, under or from the Properties, which liability exists against Regional Bancshares or Bank of Alton or affects in a material and adverse way the Properties, or Regional Bancshares' or Bank of Alton's rights, or business or the right to carry on or conduct their respective businesses as presently conducted, Mercantile shall notify Regional Bancshares of such Environmental Liability. If Regional Bancshares does not choose to remediate or correct the condition leading to such Environmental Liability and to otherwise fully protect and indemnify Mercantile from such Environmental Liability on terms and conditions reasonably acceptable to Mercantile, and Mercantile reasonably believes the cost of such remediation or potential liability exceeds $250,000, Mercantile shall have the right to terminate this Agreement under Article VII hereof, thereby relieving Mercantile of all its obligations hereunder, including the obligation to cause or engage in the Merger.

           5.3(g)  Conforming Entries.
                   ------------------

             5.3(g)(i) Notwithstanding that Regional Bancshares believes that Regional Bancshares and Bank of Alton have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Regional Bancshares recognizes that Mercantile may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the Mercantile Due Diligence Review Period to the Merger Effective Time, Regional Bancshares and Mercantile shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Regional Bancshares and the Bank of Alton to those policies of Mercantile, as specified in each case in writing to Regional Bancshares, based upon such consultation and as hereinafter provided.

             5.3(g)(ii) In addition, from and after the Mercantile Due Diligence Review Period to the Merger Effective Time, Regional Bancshares and Mercantile shall consult and cooperate with each other with respect to determining appropriate Regional Bancshares accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Regional Bancshares, based upon such consultation and as hereinafter provided.

             5.3(g)(iii) From and after the Mercantile Due Diligence Review Period to the Merger Effective Time, Regional Bancshares and Mercantile shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Regional Bancshares' expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

             5.3(g)(iv) Subject to subsection (v) below, Regional Bancshares shall (i) establish and take such reserves and accruals to conform Regional Bancshares' loan accrual and reserve policies to Mercantile's policies, (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for various accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, and (iii) effecting such divestitures or otherwise implement such restructuring in respect of its investment securities portfolio to conform Regional Bancshares' investment securities portfolio policies to Mercantile's policies.

             5.3(g)(v) With respect to clauses (i) through (vi) of this Section 5.3(g), it is the objective of Mercantile and Regional Bancshares that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with GAAP and taken only after the approval conditions set forth in Section
6.1 hereof have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and Mercantile has informed Regional Bancshares that it is not aware of any facts which would indicate that the other Merger Closing conditions in Article 6 herein cannot be met at Merger Closing.

             5.3(g)(vi) No reserves, accruals or charges taken in accordance with this Section 5.3(h) may be a basis to assert
(i) a violation of a breach of a representation, warranty or covenant of Regional Bancshares herein, or (ii) the non-satisfaction of any condition to the obligation of Mercantile to cause the Merger to be consummated.

           5.3(h)  Additional Actions.  If, at any time
                   ------------------
after the Merger Effective Time, Mercantile or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all right, title or interest in, to or under any of the rights, properties or assets of Regional Bancshares or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Regional Bancshares and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Regional Bancshares or otherwise to take any and all such action.

    5.4    Covenants of Mercantile and Merger Sub.
           ---------------------------------------
Mercantile and Merger Sub hereby covenant and agree with Regional
Bancshares as follows:

           5.4(a)  Approval.  Mercantile will authorize and
                   --------
approve the Merger and this Agreement, and as sole stockholder of Merger Sub by its execution hereof authorizes and approves the Merger and this Agreement.

           5.4(b)  Payment of Consideration.  Mercantile
                   ------------------------
represents, warrants and agrees that as and when required by the provisions of this Agreement, Mercantile will pay the consideration for which the shares of Regional Bancshares Common issued and outstanding immediately prior to the Merger Effective Time are to be converted and exchanged as provided in this Agreement.

           5.4(c)  Registration of Securities and Preparation
                   ------------------------------------------
of Proxy Statement.  Mercantile agrees to use its reasonable
------------------
best efforts to file as soon as practicable with the Securities and Exchange Commission and to cause to become effective a Registration Statement on Form S-4 under the 1933 Act
("Registration Statement") registering the issuance and resale of the Mercantile Common to be received by holders of Regional
Bancshares Common, and shall use reasonable efforts to make all proper filings under any applicable state securities laws. The prospectus which forms a part of the Registration Statement will also constitute the Proxy Statement
for solicitation of proxies in connection with the Stockholder Meeting referred to in Section 5.3(a). The Registration Statement will comply
               --------------
in all material respects with the rules and regulations of the Securities and Exchange Commission. Each of the parties hereto will cooperate fully with each other in preparation of the Registration Statement and Proxy Statement (and any and all amendments thereto) and supply all information necessary, in the opinion of their respective counsel, in order to complete the preparation of the Registration Statement and Proxy Statement. Mercantile will cause the Mercantile Common to be received by the holders of Regional Bancshares Common to be listed for trading on the New York Stock Exchange.

           5.4(d)  Other Filings and Appeals.  Mercantile
                   -------------------------
shall have primary responsibility for preparation of all applications for regulatory approval of the Merger including but not limited to the preparation of (a) an application or any amendment thereto filed or to be filed by any party with the Federal Reserve Board under the Act for authority to consummate the transactions contemplated by this Agreement; (b) an application or any amendment thereto filed or to be filed with the Commissioner for authority to consummate the transactions contemplated by this Agreement; and (c) any application or statements to be made by any party to any governmental body in connection with such matters and in connection with agreements and plans of reorganization and merger agreements heretofore or hereafter entered into between the parties hereto. Mercantile shall deliver copies of all applications to Regional Bancshares and Bank of Alton prior to filing, keep Regional Bancshares and Bank of Alton apprised of the status of all applications and file such applications as promptly as practicable following the date of this Agreement. Each of the parties hereto shall use its reasonable best efforts, separately and jointly with the other parties, in good faith to take or cause to be taken all such steps as shall be necessary or advisable to obtain all consents and approvals of governmental authorities as are required by law or otherwise to effect the Merger; provided, however, that Mercantile and Merger Sub shall have no obligation to accept conditions or restrictions with respect to the aforesaid approvals of governmental authorities if Mercantile shall reasonably determine that such conditions or restrictions would have a material adverse effect on the business, operations, prospects or financial condition of Regional Bancshares or Bank of Alton or Mercantile or its Subsidiaries or would be materially burdensome to Regional Bancshares or Bank of Alton or Mercantile or its Subsidiaries. In the event of an adverse or unfavorable determination by any regulatory authority, or should the Merger be challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by Mercantile with the concurrence of Regional Bancshares, which concurrence shall not be unreasonably withheld, and Mercantile agrees to be fully responsible for the conduct of such review or other proceeding.

           5.4(e)  Employee Benefit Plans.  Following the
                   ----------------------
Merger Effective Time, Mercantile shall cause the Surviving
Corporation to honor in accordance with their terms all provisions for vested benefits or other vested amounts earned or accrued through the Merger Effective Time under the Benefit Plans of Regional Bancshares or Bank of Alton.

             5.4(e)(i) The provisions of any plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Regional Bancshares or Bank of Alton, including, without limitation, any stock appreciation rights or phantom stock plan, shall be deleted and terminated as of the date of this Agreement.

             5.4(e)(ii)  The Benefit Plans of Regional
Bancshares and/or Bank of Alton shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Regional Bancshares and Bank of Alton are integrated in Mercantile's employee benefit plans that are available to other employees of Mercantile and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Regional Bancshares and Bank of Alton in Mercantile's employee benefit plans available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Merger Effective Time, with (A) full credit for prior service with Regional Bancshares and Bank of Alton for purposes of vesting and eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (B) waiver of all waiting periods and, to the extent met or satisfied by an affected employee of Regional Bancshares or Bank of Alton under the Regional Bancshares Benefit Plans, all pre-existing condition exclusions or penalties.

           5.4(f)  Directors' and Officers' Indemnity. From
                   ----------------------------------
and after the Merger Effective Time, Mercantile or Merger Sub, as applicable, shall, subject to any limitations or other provisions of applicable Law or action of the FDIC, to the full extent provided in Regional Bancshares' or Bank of Alton's Articles of Incorporation or Agreement as the case may be, Bylaws and applicable indemnification agreements as in effect on the date hereof, as the case may be, indemnify and hold harmless each present and former director, officer, employee and agent of Regional Bancshares or Bank of Alton (each, together with such person's heirs, executors and administrators, an "Indemnified
Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring prior to the Merger Effective Time (including, without limitation, acts or omissions in connection with such persons' serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of Regional Bancshares or Bank of Alton) and otherwise observe all of Regional Bancshares' or Bank of Alton's obligations under their respective Articles of Incorporation or Agreement, Bylaws or agreements. Mercantile shall make advances of expenses, including attorneys' fees, incurred prior to the final disposition of a civil, administrative or investigative action, suit proceeding or claim
(including an action by or in the right of Regional Bancshares or Bank of Alton) to any person to whom indemnification is or may be available under Regional Bancshares' or Bank of Alton's Articles of Incorporation or Agreement as the case may be, Bylaws and applicable indemnification agreements, provided, however, that prior to making any advances, Mercantile shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification. In the event Mercantile, Merger Sub or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Mercantile or Merger Sub, as applicable, shall also agree to assume the obligations set forth in this Section 5.4(f).


                             ARTICLE 6
                  CONDITIONS PRECEDENT TO THE MERGER

    6.1    Conditions and Obligations of Mercantile, Merger
           ------------------------------------------------
Sub and Regional Bancshares to the Merger.  The obligations of
-----------------------------------------
Mercantile, Merger Sub and Regional Bancshares to cause the Merger to be consummated shall be subject to the satisfaction on or before the Merger Closing of all of the following conditions, except as such parties may waive such conditions in writing:

           6.1(a)  Approval by Regional Bancshares Stockholders.
At the Stockholder Meeting, the Merger and this Agreement shall have been duly approved by the stockholders of Regional
Bancshares.

           6.1(b)  Regulatory Authority Approval.  Orders,
                   ------------------------------
consents and approvals, in form and substance reasonably satisfactory to the parties hereto, shall have been entered by all applicable regulatory authority and shall remain in force, granting the authority necessary: (i) for consummation of the transactions contemplated by this Agreement pursuant to the provisions of the Act and other applicable laws, and (ii) to satisfy all other requirements prescribed by applicable laws and the rules and regulations of any regulatory authority.

           6.1(c)  No Proceedings, Etc.  No judgment, order
                   -------------------
or decree of any court and no order, notice, statute or regulation of any government or governmental agency having jurisdiction or authority over Regional Bancshares, Bank of Alton, Mercantile or Merger Sub shall be in effect which shall restrain or prohibit, and no litigation, proceeding or investigation shall be pending or threatened by or before any such court or governmental agency attempting to restrain or prohibit: (i) consummation of the transactions contemplated by this Agreement, or (ii) the exercise of control by Mercantile or Merger Sub over Regional Bancshares or Bank of Alton following the Merger.

           6.1(d)  Registration Statement.  The Registration
                   ----------------------
Statement on Form S-4 as described in Section 4(c) shall have become effective under the 1933 Act and as of the Merger Closing no stop order suspending the effectiveness thereof shall have been issued or threatened.

           6.1(e)  Listing on Stock Exchange.   The
                   --------------------------
Mercantile Common is listed for trading on The New York Stock
Exchange.

           6.1(f)  Tax Opinion.  Mercantile shall have
                   -----------
delivered to Regional Bancshares an opinion of Thompson Coburn dated as of the Merger Closing or a mutually agreeable earlier date, reasonably satisfactory in form and substance to Regional Bancshares and its legal counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by Regional Bancshares or the shareholders of Regional Bancshares or Bank of Alton to the extent that each received shares of Mercantile Common solely in exchange for shares of Regional Bancshares Common in the Merger, which opinion shall not have been withdrawn at or prior to the Merger Effective Time.

    6.2    Conditions to Obligations of Mercantile to the Merger.
           -----------------------------------------------------
The obligations of Mercantile to cause the Merger to be consummated also shall be subject to the satisfaction on or before the Merger Closing of all of the following conditions, except as Mercantile may waive such conditions in writing:

           6.2(a)  Representations, Warranties and Covenants.
                   -----------------------------------------
All representations and warranties of Regional Bancshares contained in this Agreement shall be true and correct in all material respects on and as of the date of the Merger Closing as if such representations and warranties were made on and as of the date of the Merger Closing, and Regional Bancshares shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the date of the Merger Closing.

           6.2(b)  Officers' Certificates.  Regional
                   ----------------------
Bancshares shall have furnished to Mercantile a certificate dated as of the date of the Merger Closing, signed by an executive officer of Regional Bancshares to the effect that, to his knowledge, the representations and warranties of Regional Bancshares contained in this Agreement are true and correct in all material respects as of the date of the Merger Closing and Regional Bancshares has performed all agreements, covenants and obligations hereunder required to be performed by it in all material respects.

           6.2(c)  No Material Adverse Change.  Since the
                   ---------------------------
date of this Agreement, there shall have been no material adverse change in the financial condition of Regional Bancshares and Bank of Alton, taken as a whole, except as may have resulted from changes to laws and regulations, GAAP or regulatory accounting principles, interpretations thereof, other conditions that affect the banking industry generally, or changes in the general level of interest rates.

           6.2(d)  Legal Opinion.  Mercantile shall have
                   -------------
received from Bryan Cave LLP an opinion of counsel for Regional
Bancshares substantially in the form attached hereto as Exhibit A.

    6.3    Conditions to Obligations of Regional Bancshares to
           ---------------------------------------------------
the Merger.  The obligations of Regional Bancshares to cause
----------
the Merger to be consummated shall be subject to the satisfaction on or before the Merger Closing of all of the following conditions, except as Regional Bancshares may waive such conditions in writing:

           6.3(a)  Representations, Warranties and Covenants.
                   -----------------------------------------
All representations and warranties of Mercantile and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the date of the Merger Closing as if such representations and warranties were made on and as of the Merger Closing, and Mercantile shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the date of the Merger Closing.

           6.3(b)  Officers' Certificates.  Mercantile shall
                   ----------------------
have furnished to Regional Bancshares a certificate, dated as of the Merger Closing, signed by an executive officer of Mercantile to the effect that, to the knowledge of such officer, the representations and warranties of Mercantile and Merger Sub contained in this Agreement are true and correct in all material respects as of the date of the Merger Closing and Mercantile and Merger Sub have performed all agreements, covenants and obligations hereunder required to be performed by them.

           6.3(c)  No Material Adverse Change.  Since the
                   ---------------------------
date of this Agreement, there shall have been no material adverse change in the financial condition of Mercantile or its Subsidiaries, taken as a whole, except as may have resulted from changes to laws and regulations, GAAP, interpretations thereof, other conditions that affect the banking industry generally, or changes in the general level of interest rates.

           6.3(d)  Legal Opinion.  Regional Bancshares shall
                   -------------
have received from Thompson Coburn an opinion of counsel for Mercantile and Merger Sub substantially in the form attached hereto as Exhibit B.

           6.3(e)  Effective Registration Statement.  The
                   ---------------------------------
Registration Statement as described in Section 5.4(c) shall have become effective under the 1933 Act and as of the Merger
Effective Time no stop order suspending the effectiveness thereof shall have been issued or threatened.

                             ARTICLE 7
               ABANDONMENT AND TERMINATION OF THE MERGER

    7.1    Termination.  This Agreement may be abandoned and
           -----------
terminated at any time before the Merger Effective Time, whether before or after any stockholder action as follows:

           7.1(a) At any time prior to the Merger Closing, by the mutual consent of the Boards of Directors of Regional
Bancshares and Mercantile;

           7.1(b) At any time prior to the Merger Closing, by Regional Bancshares or Mercantile if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provisions of this Agreement are illegal, invalid, or unenforceable or denying any regulatory application the approval of which is a condition precedent to such party's obligations hereunder;

           7.1(c) At any time on or after the date which is twelve (12) months following the date of this Agreement by Regional Bancshares or Mercantile if the Merger Closing shall have not then occurred, provided that Regional Bancshares or Mercantile, as the case may be, shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if the Merger Closing shall not have occurred because of the failure of any of the conditions set forth in Article 6 hereof as a result of any willful and deliberate breach, through action or failure to act, of any representation, warranty, covenant or agreement hereunder by Regional Bancshares or Mercantile, respectively;

           7.1(d) By either party at any time after the stockholders of Regional Bancshares fail to approve the Agreement or the Merger in a vote taken at the Stockholder Meeting duly convened for that purpose;

           7.1(e) By either party hereto, if the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Regional Bancshares so determines by vote of a majority of their members, in the event of a material breach by the other party of any representation, warranty, covenant or agreement herein that cannot be or is not cured within thirty days after written notice of such breach is given to the party committing such breach, provided that the departure of any Executive Officer from the employ of Regional Bancshares shall not be deemed a material breach of its Agreement.

           7.1(f) By the Executive Committee of the Board of Directors of Mercantile in the event (i) any situation, event, circumstance or other matter shall come to the attention of Mercantile during the course of the Mercantile Due Diligence Review conducted pursuant to Section 5.1(e)(ii) hereof which Mercantile shall, in a good faith exercise of its reasonable discretion, believe either (A) to be inconsistent in any material and adverse respect with any of the representations or warranties of Regional Bancshares, (B) to be of such significance as to materially and adversely affect the financial condition and/or business of Regional Bancshares and Bank of Alton, taken as a whole, or (C) to deviate materially and adversely from the Regional Financial Statements as of and for the six-months ended June 30, 1996, and (ii) Mercantile notifies Regional Bancshares of such matters within five business days after the end of the Mercantile Due Diligence Review Period and such matters are not capable of being cured or have not been cured within 30 days after written notice thereof to Regional Bancshares.

           7.1(g)  By the Executive Committee of the Board of
Directors of Mercantile pursuant to and in accordance with the provisions of Section 5.3(f) hereof.

    7.2    Procedure for Termination. In the event a party
           --------------------------
elects to effect any termination pursuant to Sections 7.1(b) through 7.1(g) above, it shall give written notice to the other party hereto specifying the basis for such termination.

    7.3    Return of Information. In the event that this
           ----------------------
Agreement is terminated, each party shall return all nonpublic documents furnished hereunder, shall destroy all documents or portions thereof prepared by such a party that contain nonpublic information furnished by the other party pursuant hereto and, in any event, shall hold all nonpublic information received pursuant hereto in the same degree of confidentiality with which it maintains its own like information unless or until such information is or becomes known to the party receiving such information through persons other than the party providing such information, which persons do not have an obligation to such party not to disclose such information.

    7.4    Effect of Termination.  In the event of
           ----------------------
termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no continuing obligations on the part of Mercantile, Merger Sub or Regional Bancshares or their respective officers or directors except as set forth in (i) the second sentence of Section 5.1(e)(i), (ii) Section 5.2, and (iii) except that no termination of this Agreement pursuant to Section 7.1(e) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate and willful non-performance of any covenant contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.1(e).

                           ARTICLE 8
                         MISCELLANEOUS

    8.1    Notice.  All notices, requests, demands, and
           -------
other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by reliable overnight courier (and shall be deemed delivered upon delivery) or mailed, first class postage prepaid (in which case it shall be deemed delivered three days after deposit in the mail) as follows:

To Regional Bancshares:

    94 Fairmount
    Alton, Illinois 62002
           Attention: Paul E. Utterback

    with copies to:

    Bryan Cave LLP
    One Metropolitan Square
    211 North Broadway Suite 3300
    St. Louis, Missouri 63102
      Attention: James H. Erlinger III

To Mercantile or Merger Sub:
    Mercantile Bancorporation Inc.
    Mercantile Tower
    P.O. Box 524
    St. Louis, Missouri  63166-0524
    Attention:    John W. Rowe,
             Executive Vice President - Mercantile Bank of St.
             Louis National Association

with copies to:

    Jon W. Bilstrom
    General Counsel and Secretary
    Mercantile Bancorporation Inc.
    Mercantile Tower
    P.O. Box 524
    St. Louis, Missouri  63166-0524

   and to:

    Robert M. LaRose, Esq.
    Thompson Coburn

    One Mercantile Center
    St. Louis, Missouri  63101

or such other address as the parties hereto may designate in writing.

    8.2    Amendments.  This Agreement may be amended by a
           -----------
subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article 2 of this Agreement relating to the consideration to be paid for the shares of Regional Bancshares Common shall not be amended after the transactions hereby have been approved by the stockholders of Regional Bancshares so as to modify either the amount or the form of such consideration or to otherwise materially adversely affect the stockholders of Regional Bancshares without the approval of the stockholders of Regional Bancshares who are so affected.

    8.3    Third Party Beneficiaries.   This Agreement shall
           --------------------------
grant no rights and is intended to confer no benefit to any party other than the undersigned parties to this Agreement.

    8.4    Benefit and Binding Effect.  This Agreement shall
           --------------------------
be binding upon and inure to the benefit of the parties named herein and their respective successors and assigns only and no other person or entity not a party hereto shall have any rights hereunder. This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

    8.5    Governing Law.  This Agreement shall be construed
           -------------
and interpreted according to the laws of the State of Missouri without regard to conflicts of laws principles thereof, except as otherwise provided herein.

    8.6    Whole Agreement.  This Agreement, and the
           ---------------
agreements to be entered into pursuant hereto, embody the entire contact between the parties with respect to their respective subject matters and no understandings or agreements, verbal or otherwise, with respect to the subject matter hereof or thereof exists between the parties, except as expressly set forth herein and in such other agreements.

    8.7    Counterparts.  This Agreement may be executed in
           -------------
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.8  Reliance on Headings.  Article and section headings
         --------------------
contained in this Agreement are inserted for convenience of reference only and shall not form any part of the agreement between the parties hereto or affect in any way the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, Regional Bancshares, Mercantile, and
Merger Sub have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                      Regional Bancshares, Inc.


                                      By: /s/ David Utterback
                                         ----------------------------
                                         Name: David Utterback
                                         Title: President


                                      Mercantile Bancorporation Inc.


                                      By: /s/ John W. Rowe
                                          ---------------------------
                                          Name:   John W. Rowe
                                          Title:  Executive Vice President -
                                                  Mercantile Bank of St. Louis
                                                  National Association,
                                                  Authorized Officer

                                      Ameribanc, Inc.


                                      By: /s/ John W. Rowe
                                          ---------------------------
                                          Name:   John W. Rowe
                                          Title:  Vice President

                            GLOSSARY
                                                             Page
                                                             ----

1933 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
1934 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Bank of Alton. . . . . . . . . . . . . . . . . . . . . . . . .  1
Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . .  1
Buyer Bancorp. . . . . . . . . . . . . . . . . . . . . . . . .  1
Buyer Bancorp Reports. . . . . . . . . . . . . . . . . . . . . 30
Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  6
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Commissioner . . . . . . . . . . . . . . . . . . . . . . . . . 10
Company Merger Closing . . . . . . . . . . . . . . . . . . . .  4
Employment Agreements. . . . . . . . . . . . . . . . . . . . . 16
Environmental Claim. . . . . . . . . . . . . . . . . . . . . .  2
Environmental Laws . . . . . . . . . . . . . . . . . . . . . .  2
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . .  6
FDIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Federal Reserve Board. . . . . . . . . . . . . . . . . . . . . 27
Government . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Held to Maturity . . . . . . . . . . . . . . . . . . . . . . . 12
Indemnified Parties. . . . . . . . . . . . . . . . . . . . . . 43
Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . 43
Intellectual Property. . . . . . . . . . . . . . . . . . . . .  2
IRCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Materials of Environmental Concern . . . . . . . . . . . . . .  3
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Merger Effective Time. . . . . . . . . . . . . . . . . . . . .  4
Newco. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Regional Bancshares. . . . . . . . . . . . . . . . . . . . . .  1
Regional Bancshares Common . . . . . . . . . . . . . . . . . .  3
Regional Reports . . . . . . . . . . . . . . . . . . . . . . . 38
Registration Statement . . . . . . . . . . . . . . . . . . . . 41
Significant Banking Subsidiary . . . . . . . . . . . . . . . . 30
Significant Subsidiary . . . . . . . . . . . . . . . . . . . . 27
Stockholder Meeting. . . . . . . . . . . . . . . . . . . . . . 34
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Surviving Corporation. . . . . . . . . . . . . . . . . . . . .  3
Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . 20
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                            SCHEDULES

Schedule 3.6 (Regulatory Matters)
Schedule 3.8 (Compliance with Laws and Agreements)
Schedule 3.9 (Regional Financial Statements)
Schedule 3.10 (Real Property)
Schedule 3.12 (Loans and Investments)
Schedule 3.12A (Allowance for Loan and Lease Losses)
Schedule 3.12B (Restricted Investments)
Schedule 3.12C (Obligations to Acquire Assets)
Schedule 3.13 (Employees)
Schedule 3.14 (Indebtedness to and from Officers, Directors and Others)
Schedule 3.15 (Conflicts)
Schedule 3.16 (Regional Bancshares Litigation)
Schedule 3.18 (Insurance Policies)
Schedule 3.19(e) (Bonuses)
Schedule 3.22 (Large Deposits)
Schedule 3.28 (Benefit Plans)
Schedule 3.31(a) (Undisclosed Liabilities)

                           EXHIBIT A
                       OPINION OF COUNSEL
                    FOR REGIONAL BANCSHARES


    a. Regional Bancshares, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of its properties or the conduct of its business require Regional Bancshares, Inc. to be so qualified. Regional Bancshares, Inc. is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

    b. Bank of Alton is an Illinois chartered banking corporation validly existing and in good standing under the laws of the State of Illinois.

    c. Regional Bancshares, Inc. and Bank of Alton each possesses all power and authority (corporate and other) to own, operate and lease its respective properties and to carry out its respective business as it is now being conducted in each jurisdiction where its business is being conducted.

    d.     Regional Bancshares, Inc. has the power and authority
(corporate and other) to enter into and deliver the Agreement and to carry out its obligations thereunder.

    e. The execution, delivery and performance of the Agreement has been duly and validly authorized by all necessary corporate action of Regional Bancshares, Inc., and, assuming due authorization, execution and delivery of the Agreement by Mercantile and Merger Sub, such Agreement constitutes a valid and binding obligation of Regional Bancshares, Inc. that is enforceable against Regional Bancshares, Inc. in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

    f. Neither Regional Bancshares, Inc. nor Bank of Alton is in default under or in violation of any provision of its Articles of Incorporation, Articles of Agreement or ByLaws or any note, bond, indenture, mortgage, deed of trust, loan agreement or any other agreement to which it is a party or by which it is bound or to which any of its properties or assets is subject, other than such defaults or violations as would not (singly or in the aggregate) have a material adverse effect on the business, operation, prospects or financial condition of Regional
Bancshares, Inc. and Bank of Alton taken as a whole, nor is Regional Bancshares, Inc. or Bank of Alton in violation of any statute, rule, regulation, order, writ, decree or injunction of any court or governmental agency or any body having jurisdiction over them or any of their properties which, if enforced, would have (singly or in the aggregate) a material adverse effect on the business, operations, prospects or financial condition of Regional Bancshares, Inc. and Bank of Alton taken as a whole.

    g. Except as received prior to the date hereof, no notice to, filing with, exemption or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by Regional Bancshares, Inc. of the Merger as contemplated by the Agreement.

    h. The authorized and issued capital of Regional Bancshares, Inc. conforms to the description thereof contained in
Section 3.1 of the Agreement. To the best of our knowledge, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Regional Bancshares, Inc., or contracts, commitments, understandings or arrangements by which Regional Bancshares, Inc. is or may become bound to issue additional shares of capital stock, or options, warrants or rights to purchase or acquire any additional shares of capital stock of Regional Bancshares, Inc.. To the best of our knowledge, all of the issued and outstanding shares of Regional Bancshares, Inc. Common Stock are validly issued, fully paid and nonassessable by Regional Bancshares, Inc. and none of such shares have been issued in violation of any preemptive or similar right of any shareholder of Regional Bancshares, Inc.

    i. Regional Bancshares, Inc. is the owner of record of all of the issued and outstanding shares of Common Stock of Bank of Alton, other than directors' qualifying shares.Regional Bancshares, Inc. has no direct or indirect Subsidiaries other than Bank of Alton To the best of our knowledge, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Bank of Alton, or contracts, commitments, understandings or arrangements by which Bank of Alton is or may become bound to issue additional shares of capital stock, or options, warrants or rights to purchase or acquire any additional shares of capital stock of such entity. To the best of our knowledge, all of the issued and outstanding shares of common stock of Bank of Alton are validly issued, fully paid and nonassessable by Bank of Alton and none of such shares have been issued in violation of any preemptive or similar right of any stockholder of Bank of Alton.

    j.     To the best of our knowledge, neither Regional
Bancshares, Inc. nor Bank of Alton is the subject of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

    k. To the best of our knowledge, there is no litigation, proceeding or controversy before any court or governmental agency whether federal, state or local, pending or threatened, that is likely to have a material and adverse effect on the business, results of operations or financial condition of Regional Bancshares, Inc. and Bank of Alton, taken as a whole.

                             EXHIBIT B
                        OPINION OF COUNSEL


    a. Each of Mercantile and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of its respective properties or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of Mercantile and Merger Sub, taken as a whole. Mercantile and Merger Sub are each registered as bank holding companies with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

    b. Mercantile and Merger Sub each possesses all power and authority (corporate and other) to own, operate and lease its respective properties and to carry out its respective business as it is now being conducted in each jurisdiction where its business is being conducted.

    c. Mercantile and Merger Sub each have the power and authority (corporate and other) to enter into and deliver the Agreement and to carry out its respective obligations thereunder.

    d. The execution, delivery and performance of the Agreement has been duly and validly authorized by all necessary corporate action of Mercantile and Merger Sub, respectively, and, assuming due authorization, execution and delivery of the Agreement by Regional Bancshares, Inc., such Agreement constitutes a valid and binding obligation of Mercantile and Merger Sub that is enforceable against Mercantile and Merger Sub, as the case may be, in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

    e.     Neither Mercantile nor any of its Significant
Subsidiaries is in default under or in violation of any provision of its Articles of Incorporation, Articles of Association or By-
Laws or any note, bond, indenture, mortgage, deed of trust, loan agreement or any other agreement to which it is a party or by which it is bound or to which any of its properties or assets is subject, other than such defaults or violations as would not (singly or in the aggregate) have a material adverse effect on the business, operation, prospects or financial condition of Mercantile and its Subsidiaries taken as a whole, nor is Mercantile or any of its Significant Subsidiaries in violation of any statute, rule, regulation, order, writ, decree or injunction of any court or governmental agency or any body having jurisdiction over them or any of their properties which, if enforced, would have (singly or in the aggregate) a material adverse effect on the business, operations, prospects or financial condition of Mercantile and its Subsidiaries taken as a whole.

    f. Except as received prior to the date hereof, no notice to, filing with, exemption or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile or Merger Sub of the Merger as contemplated by the Agreement.

    g. To the best of our knowledge, the authorized and issued capital of Mercantile conforms to the description thereof contained in Section 4.1 of the Agreement. To the best of our knowledge, except as set forth in the Agreement or in the Schedules thereto, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Mercantile, or contracts, commitments, understandings or arrangements by which Mercantile is or may become bound to issue additional shares of capital stock, or options, warrants or rights to purchase or acquire any additional shares of capital stock of Mercantile. To the best of our knowledge, all of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid and nonassessable by Mercantile and none of such shares have been issued in violation of any preemptive or similar right of any shareholder of Mercantile. The shares of Mercantile Common Stock issued pursuant to the Agreement are duly authorized, validly issued, fully paid and nonassessable by Mercantile, and none of such shares are subject to preemptive or other similar rights.

    h. To the best of our knowledge, neither Mercantile nor Merger Sub is the subject of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

    i. To the best of our knowledge, there is no litigation, proceeding or controversy before any court or governmental agency whether federal, state or local, pending or threatened, that is likely to have a material and adverse effect on the business, results of operations or financial condition of Mercantile and its Subsidiaries, taken as a whole.